ISSUER FREE WRITING PROSPECTUS	Registration Statement No. 333-137902
Filed Pursuant to Rule 433	Dated: September 23, 2008

GME Indices Review
(as of 31st August 2008)
TABLE OF CONTENTS
Performance Summary
Deutsche Bank CROCI Indices                                                   2
Deutsche Bank Evergreen Indices                                               2
Deutsche Bank Alpha Indices                                                   3
Deutsche Bank Multi-Asset Indices                                             4
Deutsche Bank Specialised Indices                                             4
Deutsche Bank Islamic Indices                                                 5
Monthly Reviews
Deutsche Bank CROCI US+ Index                                                 6
Deutsche Bank CROCI US Plus II Index                                          7
Deutsche Bank CROCI Euro+ Index                                               8
Deutsche Bank CROCI Euro II Index                                             9
Deutsche Bank CROCI Japan+ Index                                             10
Deutsche Bank CROCI Japan II Index                                           11
Deutsche Bank US Growth Total Return Index                                   12
Deutsche Bank US Value Total Return Index                                    13
Deutsche Bank Euro Growth Total Return Index                                 14
Deutsche Bank Euro Value Total Return Index                                  15
Deutsche Bank UK Growth Total Return Index                                   16
Deutsche Bank UK Value Total Return Index                                    17
Deutsche Bank Japan Growth Total Return Index                                18
Deutsche Bank Japan Value Total Return Index                                 19
S&P X-Alpha Total Return USD Index                                           20
S&P X-Alpha Excess Return USD Index                                          21
Deutsche Bank X-Alpha Total Return USD Index                                 22
Deutsche Bank X-Alpha Excess Return USD Index                                23
DBIQ ImpAct Dollar Equity Volatility (Bid) Index                             24
Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index                       25
Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index                      26
Deutsche Bank US ValueGrowth Select Index                                    27
Deutsche Bank ValueGrowth Select Total Return Index                          28
Deutsche Bank Global Yield US Total Return Index                             29
Deutsche Bank Global Yield Euro Total Return Index                           30
Deutsche Bank Global Yield AP Total Return Index                             31
Deutsche Bank E-REV Europe Total Return Index                                32
Deutsche Bank E-REV Japan Total Return Index                                 33
Deutsche Bank SectorLeader Total Return Index                                34
Deutsche Bank ChinaOpportunity USD Total Return Index                        35
Deutsche Bank Islamic US EquityBuilder Total Return Index                    36
Deutsche Bank Islamic Europe EquityBuilder Total Return Index                37
Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index          38
Deutsche Bank Islamic Global Pacific EquityBuilder Total Return Index        39

                                                                              01

1

GME Indices Performance Summary
(as of 31st August 2008)

DEUTSCHE BANK CROCI INDICES

Deutsche Bank CROCI US+ Index
Bloomberg: CROCI                                                                       Annualised
                                                                             -------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years  5 years 10 years
CROCI US+ Index                              1.9%   -8.6%     -4.0%   -9.2%        -7.9%     4.9%   12.5%   14.2%
S&P 500 Index (TR)                           1.4%   -7.9%     -2.6%  -11.4%       -11.2%     3.7%    6.9%    4.7%
S&P 500/Citigroup Value Index (TR)           1.3%   -8.8%     -5.7%  -13.8%       -15.9%     3.1%    7.9%    6.0%
Excess Return vs S&P 500 Index (TR)          0.5%   -0.7%     -1.4%    2.2%         3.3%     1.3%    5.6%    9.5%
Excess Return vs S&P 500/Citigroup
Value Index (TR)                             0.6%    0.2%      1.7%    4.5%         8.0%     1.8%    4.6%    8.2%
Deutsche Bank CROCI US Plus II Index
Bloomberg: DBUSCPII                                                                    Annualised
                                                                             -------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years 5 years 10 years
CROCI US Plus II Index                       4.3%   -6.5%     -1.0%   -7.1%        -5.0%     6.3%   13.4%   14.6%
S&P 500 Index (TR)                           1.4%   -7.9%     -2.6%  -11.4%       -11.2%     3.7%    6.9%    4.7%
S&P 500/Citigroup Value Index (TR)           1.3%   -8.8%     -5.7%  -13.8%       -15.9%     3.1%    7.9%    6.0%
Excess Return vs S&P 500 Index (TR)          2.9%    1.4%      1.5%    4.3%         6.2%     2.6%    6.5%    9.9%
Excess Return vs S&P 500/Citigroup
Value Index (TR)                             3.0%    2.3%      4.7%    6.6%        10.9%     3.2%    5.5%    8.6%
Deutsche Bank CROCI Euro+ Index
Bloomberg: CRCEU                                                                       Annualised
                                                                             -------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years 5 years 10years
CROCI Euro+ Index                            2.4%  -12.7%     -5.7%  -18.3%       -16.9%     7.2%   12.3%   11.2%
EuroSTOXX 50 Index (TR)                      0.1%  -10.6%     -7.2%  -21.3%       -19.2%     3.8%    8.4%    3.4%
MSCI EMU Index (TR)                          1.7%  -11.5%     -7.9%  -20.8%       -20.2%     4.6%    9.6%     N/A
Excess Return vs EuroSTOXX 50 Index
(TR)                                         2.3%   -2.1%      1.5%    3.0%         2.3%     3.4%    3.9%    7.8%
Excess Return vs MSCI EMU Index (TR)         0.7%   -1.2%      2.2%    2.5%         3.3%     2.6%    2.7%     N/A
Deutsche Bank CROCI Euro II Index
Bloomberg: DBEECRII                                                                    Annualised
                                                                             -------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years 5 years 10 years
CROCI Euro II Index                          2.5%  -11.1%     -2.7%  -15.1%       -12.9%     9.1%   13.5%   11.8%
EuroSTOXX 50 Index (TR)                      0.1%  -10.6%     -7.2%  -21.3%       -19.2%     3.8%    8.4%    3.4%
MSCI EMU Index (TR)                          1.7%  -11.5%     -7.9%  -20.8%       -20.2%     4.6%    9.6%     N/A
 Excess Return vs MSCI Japan Value (TR)         -4.5%      -5.8%          -1.4%    -0.6%     -1.7%      1.8%
(TR)                                         2.5%   -0.4%      4.5%    6.2%         6.3%     5.3%    5.1%    8.4%
Excess Return vs MSCI EMU Index (TR)         0.8%    0.4%      5.1%    5.7%         7.2%     4.5%    3.9%     N/A
Deutsche Bank CROCI Japan+ Index
Bloomberg: CRCJP                                                                       Annualised
                                                                             -------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years 5 years 10 years
CROCI Japan+ Index                           0.1%  -10.4%     -6.4%  -17.9%       -23.0%     4.4%    6.8%    6.7%
TOPIX 100 Index (TR)                        -4.0%  -11.6%     -4.1%  -14.0%       -20.1%     2.5%    5.4%    1.4%
MSCI Japan Index (TR)                       -3.3%  -10.9%     -4.8%  -14.7%       -21.0%     2.6%    6.8%    2.1%
Excess Return vs TOPIX 100 Index (TR)        4.1%    1.2%     -2.3%   -3.9%        -2.9%     2.0%    1.4%    5.2%
Excess Return vs MSCI Japan Index (TR)       3.4%    0.5%     -1.5%   -3.2%        -1.9%     1.8%    0.0%    4.6%
Deutsche Bank CROCI Japan II Index
Bloomberg: DBAPCRII                                                                    Annualised
                                                                             ---------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years  5 years 10 years
CROCI Japan II Index                        -0.8%  -11.0%     -5.0%  -16.5%       -20.5%     5.4%   7.4%   6.9%
TOPIX 100 Index (TR)                        -4.0%  -11.6%     -4.1%  -14.0%       -20.1%     2.5%   5.4%   1.4%
MSCI Japan Index (TR)                       -3.3%  -10.9%     -4.8%  -14.7%       -21.0%     2.6%   6.8%   2.1%
Excess Return vs TOPIX 100 Index (TR)        3.3%    0.6%     -0.9%   -2.5%        -0.3%     2.9%   2.0%   5.5%
Excess Return vs MSCI Japan Index (TR)       2.5%   -0.1%     -0.1%   -1.8%         0.6%     2.7%   0.6%   4.8%
DEUTSCHE BANK EVERGREEN INDICES

                                                                             ---------------------------------------
Deutsche Bank US Growth Total Return
Index
Bloomberg: DBUSUSG                                                                     Annualised
                                                                             ---------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years  5 years 10 years
US Growth Index                             -1.9%  -14.6%     -5.0%  -16.6%       -14.9%     2.7%   10.7%    9.0%
S&P 500/Citigroup Growth Index (TR)          1.5%   -7.1%      0.4%   -9.2%        -6.4%     4.1%    5.9%    3.1%
S&P 500 Index (TR)                           1.4%   -7.9%     -2.6%  -11.4%       -11.2%     3.7%    6.9%    4.7%
Excess Return vs S&P 500/Citigroup
Growth Index (TR)                           -3.4%   -7.6%     -5.4%   -7.4%        -8.4%    -1.5%    4.9%    6.0%
Excess Return vs S&P 500 Index (TR)         -3.3%   -6.8%     -2.4%   -5.2%        -3.7%    -1.0%    3.8%    4.4%
Deutsche Bank US Value Total Return
Index
Bloomberg: DBUSUSV                                                                     Annualised
                                                                             ---------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years 5 years 10 years
US Value Index                              -0.2%  -12.7%    -10.4%  -18.1%       -20.3%     0.1%    10.1%  10.1%
S&P 500/Citigroup Value Index (TR)           1.3%   -8.8%     -5.7%  -13.8%       -15.9%     3.1%     7.9%   6.0%
S&P 500 Index (TR)                           1.4%   -7.9%     -2.6%  -11.4%       -11.2%     3.7%     6.9%   4.7%
Excess Return vs S&P 500/Citigroup
Value Index (TR)                            -1.6%   -3.9%     -4.6%   -4.3%        -4.4%    -3.0%     2.2%   4.1%
Excess Return vs S&P 500 Index (TR)         -1.7%   -4.8%     -7.8%   -6.7%        -9.1%    -3.5%     3.2%   5.4%
Deutsche Bank Euro Growth Total
Return Index
Bloomberg: DBEEEUGR                                                                    Annualised
                                                                             -------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years 5 years 10 years
Euro Growth Index                           -0.4%  -11.8%    -10.8%  -21.3%       -24.4%     5.4%    9.6%    6.2%
EuroSTOXX Large Cap Growth Index (TR)        0.5%  -11.8%     -9.3%  -21.8%       -18.5%     2.7%    6.1%    1.5%
EuroSTOXX Large Euro Return Index (TR)       0.7%  -11.9%     -8.4%  -21.9%       -20.8%     4.3%    8.7%     N/A
Excess Return vs EuroSTOXX Large Cap
Growth Index (TR)                           -0.8%   -0.1%     -1.5%    0.5%        -5.9%     2.7%    3.5%    4.7%
Excess Return vs EuroSTOXX Large Euro
Return Index (TR)                           -1.1%    0.1%     -2.4%    0.6%        -3.6%     1.1%    0.9%    N/A

-----------------------------------------------------------------------------------------------------------------
                                                                              02

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
Source: Bloomberg or Deutsche Bank AG/London	2

GME Indices Performance Summary
(as of 31st August 2008)

Deutsche Bank Euro Value Total Return
Index
Bloomberg: DBEEEUVA                                                                   Annualised
                                                                            --------------------------------------
                                          1 Month 3 Months  6 Months    YTD      1 year    3 years 5 years 10 years
Euro Value Index                             3.7%  -13.0%    -11.6%  -22.9%       -23.4%     3.2%    9.2%    8.4%
EuroSTOXX Large Cap Value Index (TR)         0.7%  -13.3%     -9.8%  -23.1%       -22.1%     4.3%    9.2%    1.6%
EuroSTOXX Large Euro Return Index (TR)       0.7%  -11.9%     -8.4%  -21.9%       -20.8%     4.3%    8.7%     N/A
Excess Return vs EuroSTOXX Large Cap
Value Index (TR)                             2.9%    0.3%     -1.8%    0.2%        -1.2%    -1.1%    0.0%    6.8%
Excess Return vs EuroSTOXX Large Euro
Return Index (TR)                            2.9%   -1.1%     -3.1%   -1.0%        -2.5%    -1.1%    0.5%     N/A
Deutsche Bank UK Growth Total Return
Index
Bloomberg: DBEEUKGT                                                                   Annualised
                                                                            --------------------------------------
                                          1 Month 3 Months  6 Months    YTD      1 year    3 years 5 years 10 years
UK Growth Index                              7.3%   -3.5%     -3.5%  -12.5%       -20.2%     4.9%   12.2%    9.7%
FTSE 100 Index (TR)                          4.9%   -5.8%     -1.6%   -9.9%        -7.1%     5.7%   10.0%    3.9%
MSCI UK Growth Index (TR)                    4.0%   -5.3%     -1.0%   -6.9%        -1.4%     7.9%   10.6%     N/A
Excess Return vs FTSE 100 Index (TR)         2.4%    2.4%     -1.9%   -2.5%       -13.1%    -0.9%    2.2%    5.9%
Excess Return vs MSCI UK Growth Index
(TR)                                         3.3%    1.8%     -2.5%   -5.6%       -18.8%    -3.1%    1.6%     N/A
Deutsche Bank UK Value Total Return
Index
Bloomberg: DBEEUKVT                                                                   Annualised
                                                                            --------------------------------------
                                          1 Month 3 Months  6 Months    YTD      1 year    3 years 5 years 10 years
UK Value Index                               5.5%   -9.4%    -14.2%  -23.2%       -33.3%    -2.5%    5.7%    9.9%
FTSE 100 Index (TR)                          4.9%   -5.8%     -1.6%   -9.9%        -7.1%     5.7%   10.0%    3.9%
MSCI UK Value Index (TR)                     6.2%   -6.2%     -2.6%  -13.2%       -14.0%     2.8%    8.7%     N/A
Excess Return vs FTSE 100 Index (TR)         0.6%   -3.5%    -12.6%  -13.3%       -26.2%    -8.3%   -4.2%    6.1%
Excess Return vs MSCI UK Value Index                                  10.1%
(TR)                                        -0.7%   -3.1%    -11.7%   -           -19.3%    -5.4%   -2.9%     N/A
Deutsche Bank Japan Growth Total
Return  Index
Bloomberg: DBAPJGT                                                                    Annualised
                                                                            --------------------------------------
                                          1 Month 3 Months  6 Months    YTD      1 year    3 years 5 years 10 years
Japan Growth Index                          -4.7%  -12.9%     -6.9%  -14.5%       -22.9%     3.0%    7.1%    3.0%
TOPIX 100 Index (TR)                        -4.0%  -11.6%     -4.1%  -14.0%       -20.1%     2.5%    5.4%    1.4%
MSCI Japan Growth Index (TR)                -4.8%  -13.2%     -5.8%  -17.1%       -22.8%     0.7%    3.5%     N/A
Excess Return vs TOPIX 100 Index (TR)       -0.7%   -1.3%     -2.8%   -0.5%        -2.8%     0.5%    1.7%    1.5%
Excess Return vs MSCI Japan Growth
Index (TR)                                   0.0%    0.3%     -1.1%    2.6%        -0.1%     2.3%    3.6%     N/A
Deutsche Bank Japan Value Total
Return Index
Bloomberg: DBAPJVT                                                                    Annualised
                                                                            --------------------------------------
                                          1 Month 3 Months  6 Months    YTD      1 year  3 years 5 years 10 years
Japan Value Index                           -6.9%  -14.9%     -5.5%  -13.3%       -21.3%     5.8%   11.8%    10.8%
TOPIX 100 Index (TR)                        -4.0%  -11.6%     -4.1%  -14.0%       -20.1%     2.5%    5.4%     1.4%
MSCI Japan Value Index (TR)                 -2.4%   -9.1%     -4.0%  -12.7%       -19.6%     4.0%    9.8%      N/A
Excess Return vs TOPIX 100 Index (TR)       -2.9%   -3.3%     -1.4%    0.8%        -1.1%     3.4%    6.4%     9.4%
Excess Return vs MSCI Japan Value
Index (TR)                                  -4.5%   -5.8%     -1.4%   -0.6%        -1.7%     1.8%    2.0%      N/A
DEUTSCHE BANK ALPHA INDICES
S&P X-Alpha Total Return USD Index
Bloomberg: SPXADT                                                                     Annualised
                                                                            --------------------------------------
                                          1 Month 3 Months  6 Months    YTD      1 year    3 years 5 years 10 years
S&P X-Alpha TR Index                        -0.9%   -4.4%     -4.1%   -3.1%        -7.9%     3.6%    8.3%    8.8%
MSCI World Index (TR)                       -1.4%  -11.5%     -6.3%  -14.0%       -12.1%     6.0%   10.2%    5.3%
HFRX USD Equity Market Neutral Index
(TR)                                        -1.9%   -0.9%      2.4%    0.3%        -0.4%     3.0%    1.9%     N/A
Excess Return vs MSCI World Index (TR)       0.5%    7.1%      2.2%   10.9%         4.2%    -2.4%   -1.9%    3.5%
Excess Return vs HFRX USD Equity
Market Neutral Index (TR)                    1.0%   -3.5%     -6.5%   -3.5%        -7.5%     0.6%    6.4%     N/A
S&P X-Alpha Excess Return USD Index
Bloomberg: SPXADE                                                                     Annualised
                                                                         -----------------------------------------
                                          1 Month 3 Months  6 Months    YTD      1 year    3 years5 years 10 years
S&P X-Alpha ER Index                        -1.1%   -4.9%     -5.2%   -4.7%       -10.9%    -0.8%    4.8%    5.1%
MSCI World Index (TR)                       -1.4%  -11.5%     -6.3%  -14.0%       -12.1%     6.0%   10.2%    5.3%
HFRX USD Equity Market Neutral Index
(TR)                                        -1.9%   -0.9%      2.4%    0.3%        -0.4%     3.0%    1.9%     N/A
Excess Return vs MSCI World Index (TR)       0.3%    6.6%      1.2%    9.3%         1.2%    -6.8%   -5.4%   -0.2%
Excess Return vs HFRX USD Equity
Market Neutral Index (TR)                    0.9%   -4.0%     -7.5%   -5.1%       -10.4%    -3.8%    3.0%     N/A
Deutsche Bank X-Alpha Total Return
USD Index
Bloomberg: DBGLXAT                                                                    Annualised
                                                                         -------------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year    3 years 5 years 10 years
X-Alpha TR Index                            -0.9%   -4.3%     -4.0%   -2.8%        -7.4%     3.4%   8.4%   9.3%
MSCI World Index (TR)                       -1.4%  -11.5%     -6.3%  -14.0%       -12.1%     6.0%  10.2%   5.3%
HFRX USD Equity Market Neutral Index
(TR)                                        -1.9%   -0.9%      2.4%    0.3%        -0.4%     3.0%   1.9%    N/A
Excess Return vs MSCI World Index (TR)       0.5%    7.2%      2.4%   11.1%         4.7%    -2.6%  -1.8%   4.0%
Excess Return vs HFRX USD Equity
Market Neutral Index (TR)                    1.0%   -3.4%     -6.3%   -3.2%        -6.9%     0.4%   6.5%    N/A
Deutsche Bank X-Alpha Excess Return
USD Index
Bloomberg: DBGLXAE                                                                    Annualised
                                                                         -----------------------------------------
                                          1 Month 3 Months  6 Months    YTD       1 year  3 years 5 years 10 years
X-Alpha ER Index                            -1.1%   -4.8%     -5.0%   -4.4%       -10.3%    -0.9%    4.9%    5.5%
MSCI World Index (TR)                       -1.4%  -11.5%     -6.3%  -14.0%       -12.1%     6.0%   10.2%    5.3%
HFRX USD Equity Market Neutral Index
(TR)                                        -1.9%   -0.9%      2.4%    0.3%        -0.4%     3.0%    1.9%     N/A
Excess Return vs MSCI World Index (TR)       0.3%    6.7%      1.3%    9.5%         1.8%    -6.9%   -5.3%    0.2%
Excess Return vs HFRX USD Equity
Market Neutral Index (TR)                    0.8%   -3.9%     -7.4%   -4.8%        -9.9%    -3.9%    3.0%     N/A

                                                                              03

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
Source: Bloomberg or Deutsche Bank AG/London	3

GME Indices Performance Summary
(as of 31st August 2008)

DBIQ ImpAct Dollar Equity Volatility (Bid) Index
Bloomberg: DBVEUSDB                                                                   Annualised
                                                                            --------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years 5 years
ImpAct Dollar Equity Volatility Index        0.0%   -1.1%      1.1%    0.5%      2.9%       3.3%     8.1%
S&P 500 Index (TR)                           1.4%   -7.9%     -2.6%  -11.4%    -11.2%       3.7%     6.9%
iBoxx USD Treasury Index (TR)                1.2%    2.5%      0.3%    3.9%      8.6%       5.1%     4.9%
Excess Return vs S&P 500 Index (TR)         -1.4%    6.8%      3.6%   11.8%     14.1%      -0.4%     1.2%
Excess Return vs iBoxx USD Treasury
Index (TR)                                  -1.2%   -3.6%      0.8%   -3.5%     -5.7%      -1.8%     3.2%
DEUTSCHE BANK MULTI-ASSET INDICES
Deutsche Bank Liquid Alpha USD 5 Total
Return S1 Index
Bloomberg: DBLAUT5J                                                                   Annualised
                                                                            -----------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years
Liquid Alpha USD 5 TR Index                 -0.7%    0.0%      1.1%    1.5%      5.0%       9.1%    11.1%
MSCI World Index (TR)                       -1.4%  -11.4%     -6.0%  -13.6%    -11.6%       6.5%    10.7%
iBoxx USD Treasury Index (TR)                1.2%    2.5%      0.3%    3.9%      8.6%       5.1%     4.9%
Excess Return vs MSCI World Index (TR)       0.6%   11.4%      7.1%   15.1%     16.6%       2.6%     0.4%
Excess Return vs iBoxx USD Treasury
Index (TR)                                  -1.9%   -2.5%      0.8%   -2.4%     -3.7%       4.0%     6.2%
Deutsche Bank Liquid Alpha USD 5 Excess
Return S1 Index
Bloomberg: DBLAUE5J                                                                   Annualised
                                                                            ----------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years
Liquid Alpha USD 5 ER Index                 -0.9%   -0.5%      0.0%   -0.2%      1.6%       4.5%     7.5%
MSCI World Index (TR)                       -1.4%  -11.4%     -6.0%  -13.6%    -11.6%       6.5%    10.7%
iBoxx USD Treasury Index (TR)                1.2%    2.5%      0.3%    3.9%      8.6%       5.1%     4.9%
Excess Return vs MSCI World Index (TR)       0.5%   10.9%      6.0%   13.4%     13.2%      -2.1%    -3.2%
Excess Return vs iBoxx USD Treasury
Index (TR)                                  -2.1%   -3.0%     -0.3%   -4.1%     -7.0%      -0.6%     2.6%
DEUTSCHE BANK SPECIALISED INDICES
Deutsche Bank US ValueGrowth Select
Index
Bloomberg: DBUSUSVG                                                                   Annualised
                                                                           --------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year   3 years   5 years 10 years
US ValueGrowth Select Index                  2.9%   -7.4%      1.8%  -14.8%    -10.7%       5.4%     3.1%   10.3%
S&P 500 Index (TR)                           1.2%   -8.4%     -3.6%  -12.6%    -13.0%       1.7%     4.9%    3.0%
Excess Return vs S&P 500 Index (TR)          1.7%    1.0%      5.4%   -2.1%      2.3%       3.7%    -1.8%    7.3%
Deutsche Bank ValueGrowth Select Total
Return Index
Bloomberg: DBEEVGS                                                                       Annualised
                                                                           --------------------------------------
                                          1 Month3 Months  6 Months     YTD    1 year    3 years  5 years 10 years
ValueGrowth Select TR Index                  4.3%  -11.0%     -8.8%  -21.5%    -17.3%       6.1%     7.3%    8.8%
S&P 500 Index (TR)                           1.4%   -7.9%     -2.6%  -11.4%    -11.2%       3.7%     6.9%    4.7%
Excess Return vs S&P 500 Index (TR)          2.9%   -3.1%     -6.2%  -10.1%     -6.1%       2.5%     0.4%    4.1%
Deutsche Bank Global Yield US Total
Return Index
Bloomberg: DBUSGYTR                                                                     Annualised
                                                                           --------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years 10 years
Global Yield US TR Index                     2.9%   -4.4%     -4.2%  -10.0%    -20.3%       0.8%     6.2%    6.1%
S&P 500 Index (TR)                           1.4%   -7.9%     -2.6%  -11.4%    -11.2%       3.7%     6.9%    4.7%
DJ High Yield Select 10 (TR)                 2.1%  -10.3%    -11.5%  -17.7%    -20.1%       3.4%     5.0%     N/A
Excess Return vs S&P 500 Index (TR)          1.4%    3.5%     -1.6%    1.4%     -9.1%      -2.9%    -0.7%    1.4%
Excess Return vs DJ High Yield Select
10 (TR)                                      0.8%    5.8%      7.3%    7.6%     -0.2%      -2.6%     1.2%     N/A
Deutsche Bank Global Yield Euro Total
Return Index
Bloomberg: DBEEGYTR                                                                   Annualised
                                                                           --------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year      3 years5     10 years
                                                                                                years
Global Yield Euro TR Index                   3.3%  -12.6%     -7.2%-21.6%    -23.0%         4.7%10.6%    10.1%
EuroSTOXX 50 Index (TR)                      0.1%  -10.6%     -7.2%-21.3%    -19.2%         3.8% 8.4%     3.4%
Excess Return vs EuroSTOXX 50 Index (TR)     3.2%   -2.0%      0.0% -0.2%     -3.8%         1.0% 2.2%     6.8%
Deutsche Bank Global Yied AP Total
Return Index
Bloomberg: DBAPGYTR                                                                   Annualised
                                                                           --------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years 10 years

Global Yield AP TR Index                    -3.3%   -9.2%     -1.3%   -8.8%     -0.7%      12.2%    15.7%   13.9%
MSCI Asia Pacific Index (TR)                -5.1%  -16.0%    -13.9%  -19.4%    -15.9%       8.2%    12.6%     N/A
Excess Return vs MSCI Asia Pacific
Index (TR)                                   1.9%    6.8%     12.6%   10.5%     15.2%       4.0%     3.1%     N/A
Deutsche Bank E-REV Europe Total Return
Index
Bloomberg: DBEEERET                                                                     Annualised
                                                                         --------------------------------------
                                          1 Mont 3 Months  6 Months     YTD    1 year    3 years 5     10 years
E-REV Europe TR Index                       -0.9%  -12.7%    -10.7%  -24.9%    -26.4%       3.6% 6.7%     6.1%
EuroSTOXX 50 Index (TR)                      0.1%  -10.6%     -7.2%  -21.3%    -19.2%       3.8% 8.4%     3.4%
Excess Return vs EuroSTOXX 50 Index (TR)    -0.9%   -2.0%     -3.5%   -3.5%     -7.1%      -0.2%-1.7%     2.8%
Deutsche Bank E-REV Japan Total Return
Index
Bloomberg: DBAPERJT                                                                     Annualised
                                                                           --------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years 10 years
E-REV Japan TR Index                        -4.3%   -9.9%     -6.1%  -17.7%    -24.7%         6.4% 6.7%    1.6%
TOPIX 100 Index (TR)                        -4.0%  -11.6%     -4.1%  -14.0%    -20.1%         2.5% 5.4%    1.4%
Excess Return vs TOPIX 100 Index (TR)       -0.3%    1.7%     -2.0%   -3.7%     -4.5%         3.9% 1.3%    0.2%

                                                                              04

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
Source: Bloomberg or Deutsche Bank AG/London	4

GME Indices Performance Summary
(as of 31st August 2008)

Deutsche Bank SectorLeader Total Return Index
Bloomberg: DBEESLE                                                                    Annualised
                                                                            --------------------------------------
                                          1 Month3  Months  6 Months    YTD    1 year    3 years  5 years 10 years
SectorLeader TR Index                       -1.0%  -14.2%    -11.1%  -22.1%    -25.2%       5.4%    10.2%    3.2%
DJ STOXX 600 Index (TR)                      1.8%  -10.1%     -7.4%  -18.8%    -21.0%       3.1%     8.9%    3.4%
Excess Return vs DJ STOXX 600 Index (TR)    -2.8%   -4.2%     -3.7%   -3.3%     -4.2%       2.3%     1.4%   -0.1%
Deutsche Bank ChinaOpportunity Total
Return USD Index
Bloomberg: DBAPCOU                                                                    Annualised
                                                                            --------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years 10 years
ChinaOpportunity TR USD Index              -11.8%  -25.1%    -34.0%  -40.8%    -37.9%      20.1%    14.1%   28.3%
HANG SENG China Ent Index (TR) (USD)        -6.8%  -15.3%    -16.5%  -27.7%    -18.8%      31.9%    28.4%   27.2%
Excess Return vs HANG SENG China Ent                                  13.1%
Index (TR) (USD)                            -5.0%   -9.8%    -17.5%  -         -19.2%     -11.8%   -14.2%    1.1%
DEUTSCHE BANK ISLAMIC INDICES
Deutsche Bank Islamic US EquityBuilder
Total Return Index
Bloomberg: DBUSIU                                                                      Annualised
                                                                           ---------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years 10 years
Islamic US EquityBuilder Index               0.7%   -7.9%     -3.5%   -8.6%     -3.8%       4.2%     6.8%   12.7%
DJ Islamic Market US Index (TR)              1.2%   -7.1%      0.6%   -7.8%     -4.5%       5.9%     7.4%    4.4%
DJ Islamic Mkt US LCAP Index (TR)            1.2%   -6.9%     -0.6%   -8.7%     -5.2%       5.2%     6.5%     N/A
Excess Return vs DJ Islamic Market US
Index (TR)                                  -0.5%   -0.7%     -4.1%   -0.8%      0.7%      -1.7%    -0.6%    8.3%
Excess Return vs DJ Islamic Mkt US LCAP
Index (TR)                                  -0.5%   -0.9%     -3.0%    0.1%      1.4%      -1.0%     0.4%     N/A
Deutsche Bank Islamic Europe EquityBuilder Total
Return Index
Bloomberg: DBEEIE                                                                    Annualised
                                                                           ---------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years 10 years
Islamic Europe EquityBuilder Index          -2.1%  -12.6%     -7.3%  -14.8%    -12.2%       6.8%    10.7%   13.2%
DJ Islamic Europe Index (TR)                -5.0%  -13.8%     -8.3%  -14.9%     -8.9%       8.2%    13.3%     N/A
DJ Islamic Mkt EUR LCAP Index (TR)           0.4%   -8.2%     -4.9%  -15.4%    -13.4%       1.7%     6.3%     N/A
Excess Return vs DJ Islamic Europe
Index (TR)                                   2.9%    1.1%      1.0%    0.1%     -3.3%      -1.4%    -2.5%     N/A
Excess Return vs DJ Islamic Mkt EUR
LCAP Index (TR)                             -2.4%   -4.4%     -2.4%    0.6%      1.1%       5.1%     4.4%     N/A
Deutsche Bank Islamic Asia Pacific EquityBuilder
Total Return Index
Bloomberg: DBAPIAEP                                                                  Annualised
                                                                           ---------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years 10 years
Islamic Asia Pacific EquityBuilder Index    -7.3%  -15.8%    -14.1%  -13.6%     -5.7%      10.7%    16.9%   19.0%
DJ Islamic Mkt ASIA/PAC Index (TR)          -5.7%  -18.2%    -15.5%  -19.0%    -17.2%       5.0%     7.6%    8.5%
DJ Islamic Mkt ASIA/PAC LCAP Index (TR)     -5.7%  -18.0%    -15.0%  -18.5%    -16.2%       5.7%     7.4%     N/A
Excess Return vs DJ Islamic Mkt
ASIA/PAC Index (TR)                         -1.6%    2.4%      1.4%    5.4%     11.5%       5.7%     9.4%   10.5%
Excess Return vs DJ Islamic Mkt
ASIA/PAC LCAP Index (TR)                    -1.6%    2.2%      1.0%    4.9%     10.5%       5.0%     9.5%     N/A
Deutsche Bank Islamic Global EquityBuilder Total
Return Index
Bloomberg: DBGLIGEP                                                                  Annualised
                                                                           ---------------------------------------
                                          1 Month 3 Months  6 Months    YTD    1 year    3 years  5 years 10 years
Islamic Global EquityBuilder Index          -3.4%  -12.3%     -7.5%  -11.2%     -4.4%       8.5%    12.2%   15.3%
DJ Islamic Mkt World LCAP Index (TR)        -2.0%  -10.3%     -5.3%  -11.6%     -6.4%       6.6%     8.9%     N/A
DJ Islamic Market Index (TR)                -1.9%  -11.4%     -5.1%  -11.4%     -7.1%       6.9%     9.4%    5.2%
Excess Return vs DJ Islamic Mkt World
LCAP Index (TR)                             -1.4%   -2.0%     -2.1%    0.3%      2.0%       1.9%     3.2%     N/A
Excess Return vs DJ Islamic Market
Index (TR)                                  -1.5%   -0.9%     -2.4%    0.1%      2.7%       1.6%     2.7%   10.0%

                                                                              05

Return data shown above may be based on simulated and/or actual returns, refer to Index description pages for details. Past performance is no guarantee of future results.
Source: Bloomberg or Deutsche Bank AG/London	5

Deutsche Bank CROCI US+ Index

 Index Description

The CROCI US+ Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing
Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

Monthly
Performance
-------------------------------------------------------------------------------------
       1998   1999   2000   2001    2002   2003    2004    2005   2006   2007    2008
-------------------------------------------------------------------------------------
Jan    1.1%   1.0%   -4.8   2.3%   -1.3%   -2.0%0.8%   -2.1%   3.3%   2.5%   -5.8%
Feb    8.6%  -2.6%   -7.8   0.5%    0.6%   -1.4%3.8%    6.5%  -0.3%   -0.8    0.3%
Mar    2.9%   3.1%  11.2%  -2.0%    5.5%   0.4%    0.4%   -1.2%   1.7%   1.4%   -2.7%
Apr   -0.1%  16.1%   6.6%   6.8%   -0.9%   6.0%   -0.2%   -2.2%   0.7%   5.5%    3.9%
May   -2.5%   2.9%   4.4%   1.7%   -0.3%   9.0%   -0.6%    3.4%  -3.1%   5.4%    4.0%
Jun    0.9%   2.2%  -5.4%  -2.5%   -6.9%   3.2%    3.3%    2.6%   1.0%  -1.8%   -7.1%
Jul    -2.3-  2.9%  -0.2%   0.0%   -6.3%   0.4%   -2.0%    5.7%   1.1%  -3.0%   -3.6%
Aug  -10.5%  -2.6%   7.6%  -0.9%   -1.2%   3.4%   -0.4%   -1.2%   0.4%  -0.1%    1.9%
Sep    5.7%  -5.1%   0.3%  -9.0%  -10.2%  -1.6%    4.3%   -0.5%   2.1%   2.1%
Oct   11.3%   0.8%   7.4%   3.1%    7.4%   5.4%    2.5%   -3.0%   4.5%   3.6%
Nov    4.8%  -0.8%  -0.9%   7.4%    6.5%   3.0%    5.6%    3.0%   3.7%  -3.4%
Dec    2.4%   0.3%   7.3%   3.6%   -4.1%   6.9%    3.3%    0.8%  -1.2%  -0.6%
-------------------------------------------------------------------------------------
Year  22.6%  11.6%  26.5%  10.6%  -12.0%  37.2%   22.5%   12.0%  14.5%  10.8%   -9.2%
-------------------------------------------------------------------------------------

Historical Performance Through August 2008
                                                                                               Annualised
                                                                                   ----------------------------------
                                               1 Month 3 Months 6 Months   YTD     1 year   3 years  5 years 10 years
CROCI US+ Index                                   1.9%   -8.6%    -4.0%   -9.2%     -7.9%      4.9%    12.5%    14.2%
S&P 500 (TR) Index                                1.4%   -7.9%    -2.6%  -11.4%    -11.2%      3.7%     6.9%     4.7%
S&P 500/Citigroup Value Index (TR)                1.3%   -8.8%    -5.7%  -13.8%    -15.9%      3.1%     7.9%     6.0%
Excess Return vs S&P 500 (TR) Index               0.5%   -0.7%    -1.4%    2.2%      3.3%      1.3%     5.6%     9.5%
Excess Return vs S&P 500/Citigroup
Value Index (TR)                                  0.6%    0.2%     1.7%    4.5%      8.0%      1.8%     4.6%     8.2%

Performance Analysis  January 1998 -
August 2008
                                  Index       Bench1     Bench2
Growth over period               264.9%        57.3%      64.3%
Compounded annual
growth                            12.9%         4.3%       4.8%
Volatility                        16.1%        17.9%      17.9%
Sharpe ratio (3.78%)               0.57         0.03       0.06
Maximum drawdown                 -23.5%       -44.7%     -39.0%
Start of max drawdown period    Apr-2002    Sep-2000    Apr-2001
End of max drawdown period      Aug-2003    Oct-2006    Sep-2006
Average monthly growth             1.1%         0.4%       0.5%
Best monthly return               16.1%         9.8%      10.4%
Worst monthly return             -10.5%       -14.5%     -16.1%
% of months with gains            59.4%        59.4%      59.4%
12 Month Correlation versus:
---------------------------------------------------------------
S&P 500 (TR) Index                 0.96         1.00       0.98
S&P 500/Citigroup Value
Index (TR)                         0.92         0.98       1.00
---------------------------------------------------------------

Index Facts
Bloomberg ticker                                CROCI
Benchmark 1                        S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1            SPTR Index
                              S&P 500/Citigroup Value
Benchmark 2                                Index (TR)
Bloomberg ticker of Benchmark 2         SPTRSVX Index
Index sponsor                           Deutsche Bank
Number of stocks                                   40
Stocks weighting                                Equal
Rebalancing frequency                         Monthly
Index Currency                                    USD

                                                                              06

The Deutsche Bank CROCI US+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	6

Deutsche Bank CROCI US Plus II Index

 Index Description

The CROCI US Plus II Index is a basket of 40 equally weighted US stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI US Plus II Index rebalances on a different day than the
CROCI US+ Index.

Monthly Performance
----------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004    2005   2006   2007   2008
----------------------------------------------------------------------------------------
Jan        1.1%   1.0%  -4.8%   2.3%   -1.3%  -2.0%   0.8%   -2.1%   3.3%   2.5%  -6.4%
Feb        8.6%  -2.6%  -7.8%   0.5%    0.6%  -1.4%   3.8%    6.5%  -0.3%  -0.8%   0.3%

Mar        2.9%   3.1%  11.2%  -2.0%    5.5%   0.4%   0.4%   -1.2%   1.7%   1.6%  -2.1%
Apr       -0.1%  16.1%   6.6%   6.8%   -0.9%   6.0%  -0.2%   -2.2%   0.7%   5.5%   4.5%

May       -2.5%   2.9%   4.4%   1.7%   -0.3%   9.0%  -0.6%    3.4%  -3.1%   5.2%   3.4%

Jun        0.9%   2.2%  -5.4%  -2.5%   -6.9%   3.2%   3.3%    2.6%   1.0%  -1.7%  -7.1%
Jul       -2.3%  -2.9%  -0.2%   0.0%   -6.3%   0.4%  -2.0%    5.7%   1.1%  -2.9%  -3.5%

Aug      -10.5%  -2.6%   7.6%  -0.9%   -1.2%   3.4%  -0.4%   -1.2%   0.4%   0.5%   4.3%
Sep        5.7%  -5.1%   0.3%  -9.0%  -10.2%  -1.6%   4.3%   -0.5%   2.1%   2.4%

Oct       11.3%   0.8%   7.4%   3.1%    7.4%   5.4%   2.5%   -3.0%   4.5%   3.3%
Nov        4.8%  -0.8%  -0.9%   7.4%    6.5%   3.0%   5.6%    3.0%   3.7%  -3.1%
Dec        2.4%   0.3%   7.3%   3.6%   -4.1%   6.9%   3.3%    0.8%  -1.2%  -0.3%
----------------------------------------------------------------------------------------
Year      22.6%  11.6%  26.5%  10.6%  -12.0%  37.2%  22.5%   12.0%  14.5%  12.6%  -7.1%
----------------------------------------------------------------------------------------

Historical Performance Through August 2008                                                            Annualised
                                                                                       -----------------------------------------
                                           1 Month    3 Months   6 Months        YTD     1 year    3 years   5 years   10 years
CROCI US Plus II Index                        4.3%       -6.5%      -1.0%      -7.1%      -5.0%       6.3%     13.4%      14.6%
S&P 500 (TR) Index                            1.4%       -7.9%      -2.6%     -11.4%     -11.2%       3.7%      6.9%       4.7%
S&P 500/Citigroup Value Index (TR)            1.3%       -8.8%      -5.7%     -13.8%     -15.9%       3.1%      7.9%       6.0%
Excess Return vs S&P 500 (TR) Index           2.9%        1.4%       1.5%       4.3%       6.2%       2.6%      6.5%       9.9%
Excess Return vs S&P 500/Citigroup
   Value Index (TR)                           3.0%        2.3%       4.7%       6.6%      10.9%       3.2%      5.5%       8.6%

Performance Analysis  January 1998 - August 2008
                                                       Index         Bench1     Bench2
Growth over period                                    279.5%          57.3%      64.3%
Compounded annual growth                               13.3%           4.3%       4.8%
Volatility                                             16.1%          17.9%      17.9%
Sharpe ratio (3.78%)                                    0.59           0.03       0.06
Maximum drawdown                                      -23.5%         -44.7%     -39.0%
Start of max drawdown period                        Apr-2002       Sep-2000   Jul-1999
End of max drawdown period                          Aug-2003       Oct-2006   Dec-2004
Average monthly growth                                  1.1%           0.4%       0.5%
Best monthly return                                    16.1%           9.8%      10.4%
Worst monthly return                                  -10.5%         -14.5%     -16.1%
% of months with gains                                 60.2%          59.4%      59.4%
12 Month Correlation versus:
---------------------------------------------------------------------------------------
S&P 500 (TR) Index                                      0.96           1.00       0.98
S&P 500/Citigroup Value Index (TR)                      0.91           0.98       1.00
---------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                        DBUSCPII
Benchmark 1                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 1                                       SPTR Index
Benchmark 2                                   S&P 500/Citigroup Value Index (TR)
Bloomberg ticker of Benchmark 2                                    SPTRSVX Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              40
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               USD

                                                                              07

The Deutsche Bank CROCI US Plus II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	7

Deutsche Bank CROCI Euro+ Index

Index Description

The CROCI Euro+ Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

Monthly Performance

---------------------------------------------------------------------------------------

           1998   1999   2000   2001    2002   2003   2004    2005   2006   2007   2008
---------------------------------------------------------------------------------------
Jan        5.7%   6.1% -10.8%   1.6%    0.4%  -4.8%   3.8%    4.1%   5.4%   1.7% -12.8%

Feb        7.4%   0.9%   1.9%   0.1%    2.4%  -7.9%   1.8%    4.0%   1.9%  -1.0%  -0.7%

Mar       12.2%  -0.2%   6.7%  -3.0%    5.1%  -5.8%  -1.9%   -0.4%   4.2%   4.4%  -2.5%

Apr        0.4%   9.5%   1.1%   7.1%   -1.7%  15.6%   3.5%   -4.1%   1.6%   5.1%   7.0%

May        6.1%  -2.5%   0.4%   1.7%   -0.3%   5.0%   0.5%    6.0%  -4.7%   5.9%   3.6%
Jun        3.4%   3.9%  -0.5%  -1.5%   -6.8%   3.9%   2.4%    3.0%  -0.6%   0.7% -12.6%

Jul       -0.9%  -1.2%   5.2%  -1.5%  -10.3%   3.9%  -0.8%    4.4%   3.0%  -3.6%  -2.4%

Aug      -14.6%   4.2%   1.9%  -4.9%    2.2%   4.7%  -0.1%   -1.6%  -0.4%   0.3%   2.4%
Sep       -4.6%  -4.3%  -2.2% -12.6%  -16.7%  -5.8%   2.0%    2.6%   1.4%   2.0%

Oct        9.3%   1.9%   7.7%   5.7%   10.3%   5.5%   0.6%   -3.7%   1.9%   2.6%
Nov        6.3%   4.6%  -0.7%   7.7%    7.8%   3.5%   2.8%    4.3%   1.3%  -2.6%

Dec        1.9%  11.4%   1.7%   2.7%  -10.1%   3.5%   1.8%    4.5%   4.4%  -0.1%
---------------------------------------------------------------------------------------
Year      34.4%  38.5%  11.5%   1.2%  -19.3%  20.7%  17.5%   24.8%  20.7%  16.0% -18.3%
---------------------------------------------------------------------------------------

Historical Performance Through August 2008                                                             Annualised
                                                                                       ---------------------------------------------
                                              1 Month  3 Months      6 Months       YTD      1 year    3 years   5 years   10 years
CROCI Euro+ Index                                2.4%    -12.7%         -5.7%    -18.3%      -16.9%       7.2%     12.3%      11.2%
EuroSTOXX 50 (TR) Index                          0.1%    -10.6%         -7.2%    -21.3%      -19.2%       3.8%      8.4%       3.4%
MSCI Daily TR Net EMU Index (EUR)                1.7%    -11.5%         -7.9%    -20.8%      -20.2%       4.6%      9.6%        N/A
Excess Return vs EuroSTOXX 50 (TR) Index         2.3%     -2.1%          1.5%      3.0%        2.3%       3.4%      3.9%       7.8%
Excess Return vs MSCI Daily TR Net
  EMU Index (EUR)                                0.7%     -1.2%          2.2%      2.5%        3.3%       2.6%      2.7%        N/A

Performance Analysis  January 1998 - August 2008
                                                       Index      Bench1        Bench2
Growth over period                                    243.3%       66.8%        -15.5%
Compounded annual growth                               12.3%        4.9%         -2.1%
Volatility                                             18.6%       22.8%         20.6%
Sharpe ratio (3.2%)                                     0.49        0.08   -      0.25
Maximum drawdown                                      -38.3%      -59.9%        -56.5%
Start of max drawdown period                        Apr-2002    May-2000      May-1998
End of max drawdown period                          Sep-2004    Aug-2008      Jan-2006
Average monthly growth                                  1.1%        0.6%          0.0%
Best monthly return                                    15.6%       14.7%         13.5%
Worst monthly return                                  -16.7%      -18.6%        -17.5%
% of months with gains                                 64.8%       59.4%         56.7%
12 Month Correlation versus:
---------------------------------------------------------------------------------------

EuroSTOXX 50 (TR) Index                                 0.86        1.00          0.98
MSCI Daily TR Net EMU Index (EUR)                       0.87        0.98          1.00

Index Facts
Bloomberg ticker                                                           CRCEU
Benchmark 1                                              EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                                       SX5T Index
Benchmark 2                                    MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2                                    NDDUEMU Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               EUR

                                                                              08

The Deutsche Bank CROCI Euro+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	8

Deutsche Bank CROCI Euro II Index

 Index Description

The CROCI Euro II Index is a basket of 30 equally weighted Euroland stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Euro II Index rebalances on a different day than the
CROCI Euro+ Index.

----------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004    2005   2006   2007   2008
----------------------------------------------------------------------------------------
Jan        5.7%   6.1% -10.8%   1.6%    0.4%  -4.8%   3.8%    4.1%   5.4%   1.7% -12.5%
Feb        7.4%   0.9%   1.9%   0.1%    2.4%  -7.9%   1.8%    4.0%   1.9%  -1.0%  -0.3%
Mar       12.2%  -0.2%   6.7%  -3.0%    5.1%  -5.8%  -1.9%   -0.4%   4.2%   4.2%  -2.6%
Apr        0.4%   9.5%   1.1%   7.1%   -1.7%  15.6%   3.5%   -4.1%   1.6%   5.6%   8.2%
May        6.1%  -2.5%   0.4%   1.7%   -0.3%   5.0%   0.5%    6.0%  -4.6%   6.1%   3.8%
Jun        3.4%   3.9%  -0.5%  -1.5%   -6.8%   3.9%   2.4%    3.0%  -0.7%   0.7% -12.1%
Jul       -0.9%  -1.2%   5.2%  -1.5%  -10.3%   3.9%  -0.8%    4.4%   0.4%  -3.2%  -1.3%
Aug      -14.6%   4.2%   1.9%  -4.9%    2.2%   4.7%  -0.1%   -1.6%   2.1%   0.0%   2.5%
Sep       -4.6%  -4.3%  -2.2% -12.6%  -16.7%  -5.8%   2.0%    2.6%   1.4%   2.0%
Oct        9.3%   1.9%   7.7%   5.7%   10.3%   5.5%   0.6%   -3.7%   1.9%   2.5%
Nov        6.3%   4.6%  -0.7%   7.7%    7.8%   3.5%   2.8%    4.3%   1.3%  -2.3%
Dec        1.9%  11.4%   1.7%   2.7%  -10.1%   3.5%   1.8%    4.5%   4.4%   0.4%
----------------------------------------------------------------------------------------
Year      34.4%  38.5%  11.5%   1.2%  -19.3%  20.7%  17.5%   24.8%  20.7%  17.6% -15.1%
----------------------------------------------------------------------------------------

Historical Performance Through August 2008                                                               Annualised
                                                                                        ---------------------------------------------
                                           1 Month      3 Months      6 Months       YTD   1 year       3 years   5 years   10 years
CROCI Euro II Index                           2.5%        -11.1%         -2.7%    -15.1%   -12.9%          9.1%     13.5%      11.8%
EuroSTOXX 50 (TR) Index                       0.1%        -10.6%         -7.2%    -21.3%   -19.2%          3.8%      8.4%       3.4%
MSCI Daily TR Net EMU Index (EUR)             1.7%        -11.5%         -7.9%    -20.8%   -20.2%          4.6%      9.6%        N/A
Excess Return vs EuroSTOXX 50 (TR) Index      2.5%         -0.4%          4.5%      6.2%     6.3%          5.3%      5.1%       8.4%
Excess Return vs MSCI Daily
  TR Net EMU Index (EUR)                      0.8%          0.4%          5.1%      5.7%     7.2%          4.5%      3.9%        N/A

Performance Analysis  January 1998 - August 2008
                                                       Index      Bench1        Bench2
Growth over period                                    261.6%       66.8%        -15.5%
Compounded annual growth                               12.8%        4.9%         -2.1%
Volatility                                             18.5%       22.8%         20.6%
Sharpe ratio (3.2%)                                     0.52        0.08   -      0.25
Maximum drawdown                                      -38.3%      -59.9%        -56.5%
Start of max drawdown period                        Apr-2002    May-2000      May-1998
End of max drawdown period                          Sep-2004    Aug-2008      Jan-2006
Average monthly growth                                  1.2%        0.6%          0.0%
Best monthly return                                    15.6%       14.7%         13.5%
Worst monthly return                                  -16.7%      -18.6%        -17.5%
% of months with gains                                 66.4%       59.4%         56.7%
12 Month Correlation versus:
---------------------------------------------------------------------------------------
EuroSTOXX 50 (TR) Index                                 0.95        1.00          0.98
MSCI Daily TR Net EMU Index (EUR)                       0.95        0.98          1.00

Index Facts
Bloomberg ticker                                                        DBEECRII
Benchmark 1                                              EuroSTOXX 50 (TR) Index
Bloomberg ticker of Benchmark 1                                       SX5T Index
Benchmark 2                                    MSCI Daily TR Net EMU Index (EUR)
Bloomberg ticker of Benchmark 2                                    NDDUEMU Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               EUR

                                                                              09

The Deutsche Bank CROCI Euro II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	9

Deutsche Bank CROCI Japan+ Index

 Index Description

The CROCI Japan+ Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology.

Monthly Performance
----------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004    2005   2006   2007   2008
----------------------------------------------------------------------------------------
Jan        6.8%   2.8%   4.2%   2.8%   -5.8%  -3.7%   2.3%   -1.8%   4.7%   1.5% -11.8%
Feb       -2.6%  -0.6%  -1.2%  -6.7%    5.2%  -1.9%   3.9%    3.3%  -1.2%   1.1%  -0.7%
Mar        2.4%  10.1%   7.1%   5.9%    2.2%  -2.3%   3.0%   -0.9%   4.3%  -0.8% -11.5%
Apr        1.3%   4.1%   5.0%   5.1%    4.6%  -2.2%   1.4%   -2.8%   2.4%  -0.5%  12.0%
May        2.1%   1.9%   0.7%  -1.5%    1.9%   5.8%  -2.8%    2.4%  -6.0%   3.1%   5.4%
Jun        0.4%   8.8%   5.8%  -0.6%   -8.1%   5.6%   4.1%    1.6%  -0.5%   3.0%  -7.1%
Jul        4.3%   3.4%  -6.0%  -5.5%   -7.1%   3.7%  -2.1%    1.8%   0.3%  -4.2%  -3.6%
Aug      -10.3%  -1.9%  -2.0% -11.6%   -0.4%   4.3%  -2.4%    3.6%   5.9%  -2.4%   0.1%
Sep       -3.8%   0.0%  -1.8%  -5.4%   -2.8%  -0.1%  -1.5%   12.0%  -0.2%   1.7%
Oct       -3.9%  -1.4%  -2.5%   7.8%   -2.9%   0.6%  -1.2%   -1.5%   2.2%  -1.7%
Nov       12.9%   0.1%   0.9%   5.2%    6.0%  -0.7%  -0.3%    7.9%  -0.3%  -5.0%
Dec       -3.0%   5.3%  -2.8%   3.4%   -4.6%   4.0%   5.2%    3.3%   7.0%  -1.0%
----------------------------------------------------------------------------------------
Year       4.8%  37.0%   6.8%  -3.2%  -12.3%  13.2%   9.6%   31.9%  19.5%  -5.6% -17.9%
----------------------------------------------------------------------------------------

Historical Performance Through August 2008                                                           Annualised

                                                                                          -------------------------------------------
                                             1 Month    3 Months          6 Months   YTD      1 year    3 years   5 years   10 years
CROCI Japan+ Index                              0.1%      -10.4%             -6.4%  -17.9%    -23.0%       4.4%      6.8%       6.7%
TOPIX W/Dividend TOPIX 100 (TR) Index          -4.0%      -11.6%             -4.1%  -14.0%    -20.1%       2.5%      5.4%       1.4%
MSCI Daily TR Net Japan USD Index              -3.3%      -10.9%             -4.8%  -14.7%    -21.0%       2.6%      6.8%       2.1%
Excess Return vs TOPIX W/Dividend
  TOPIX 100 (TR) Index                          4.1%        1.2%             -2.3%   -3.9%     -2.9%       2.0%      1.4%       5.2%
Excess Return vs MSCI Daily
  TR Net Japan USD Index                        3.4%        0.5%             -1.5%   -3.2%     -1.9%       1.8%      0.0%       4.6%
Performance Analysis
  January 1998 - August 2008

                                                       Index         Bench1       Bench2
Growth over period                                     97.3%           2.8%        13.3%
Compounded annual growth                                6.6%           0.3%         1.2%
Volatility                                             19.5%          21.9%        20.6%
Sharpe ratio (0.21%)                                    0.33           0.00         0.05
Maximum drawdown                                      -33.7%         -61.0%       -52.3%
Start of max drawdown period                        Jul-2000       Jan-2000     Jun-2000
End of max drawdown period                          Sep-2005       Aug-2008     Sep-2007
Average monthly growth                                  0.6%           0.2%         0.2%
Best monthly return                                    12.9%          14.9%        13.6%
Worst monthly return                                  -11.8%         -14.0%       -13.7%
% of months with gains                                 53.1%          52.3%        51.6%
12 Month Correlation versus:
----------------------------------------------------------------------------------------
TOPIX W/Dividend TOPIX 100 (TR) Index                   0.94           1.00         0.98
MSCI Daily TR Net Japan USD Index                       0.92           0.98         1.00
-----------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                           CRCJP
Benchmark 1                                TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                    TPXD100 Index
Benchmark 2                                    MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                     NDDUJN Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               JPY

                                                                              10

The Deutsche Bank CROCI Japan+ Index was launched on February 02, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	10

Deutsche Bank CROCI Japan II Index

 Index Description

The CROCI Japan II Index is a basket of 30 equally weighted Japanese stocks selected monthly for their attractive valuation, defined as the cheapest trailing Economic P/E. Economic P/E is calculated from the DB proprietary CROCI methodology. The CROCI Japan II Index rebalances on a different day than the
CROCI Japan+ Index.

 Monthly Performance

----------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004    2005   2006   2007   2008
----------------------------------------------------------------------------------------
Jan        6.8%   2.8%   4.2%   2.8%   -5.8%  -3.7%   2.3%   -1.8%   4.7%   1.5% -11.9%
Feb       -2.6%  -0.6%  -1.2%  -6.7%    5.2%  -1.9%   3.9%    3.3%  -1.2%   0.7%  -0.2%
Mar        2.4%  10.1%   7.1%   5.9%    2.2%  -2.3%   3.0%   -0.9%   4.3%  -0.7% -10.6%
Apr        1.3%   4.1%   5.0%   5.1%    4.6%  -2.2%   1.4%   -2.8%   2.4%  -0.5%  12.5%
May        2.1%   1.9%   0.7%  -1.5%    1.9%   5.8%  -2.8%    2.4%  -6.0%   3.4%   6.2%
Jun        0.4%   8.8%   5.8%  -0.6%   -8.1%   5.6%   4.1%    1.6%  -0.5%   3.1%  -7.1%
Jul        4.3%   3.4%  -6.0%  -5.5%   -7.1%   3.7%  -2.1%    1.8%   0.3%  -4.3%  -3.4%
Aug      -10.3%  -1.9%  -2.0% -11.6%   -0.4%   4.3%  -2.4%    3.6%   5.9%  -3.0%  -0.8%
Sep       -3.8%   0.0%  -1.8%  -5.4%   -2.8%  -0.1%  -1.5%   12.0%  -0.2%   2.1%
Oct       -3.9%  -1.4%  -2.5%   7.8%   -2.9%   0.6%  -1.2%   -1.5%   2.2%  -1.7%
Nov       12.9%   0.1%   0.9%   5.2%    6.0%  -0.7%  -0.3%    7.9%  -0.3%  -4.3%
Dec       -3.0%   5.3%  -2.8%   3.4%   -4.6%   4.0%   5.2%    3.3%   7.0%  -0.7%
----------------------------------------------------------------------------------------
Year       4.8%  37.0%   6.8%  -3.2%  -12.3%  13.2%   9.6%   31.9%  19.5%  -4.8% -16.5%
----------------------------------------------------------------------------------------

Historical Performance Through August 2008                                                               Annualised
                                                                                          -----------------------------------------
                                             1 Month   3 Months   6 Months         YTD       1 year    3 years   5 years   10 years
CROCI Japan II Index                           -0.8%     -11.0%      -5.0%      -16.5%       -20.5%       5.4%      7.4%       6.9%
TOPIX W/Dividend TOPIX 100 (TR) Index          -4.0%     -11.6%      -4.1%      -14.0%       -20.1%       2.5%      5.4%       1.4%
MSCI Daily TR Net Japan USD Index              -3.3%     -10.9%      -4.8%      -14.7%       -21.0%       2.6%      6.8%       2.1%
Excess Return vs TOPIX W/Dividend
  TOPIX 100 (TR) Index                          3.3%       0.6%      -0.9%       -2.5%        -0.3%       2.9%      2.0%       5.5%
Excess Return vs MSCI Daily
  TR Net Japan USD Index                        2.5%      -0.1%      -0.1%       -1.8%         0.6%       2.7%      0.6%       4.8%

Performance Analysis  January 1998 - August 2008
                                                       Index         Bench1     Bench2
Growth over period                                    102.5%           2.8%      13.3%
Compounded annual growth                                6.8%           0.3%       1.2%
Volatility                                             19.4%          21.9%      20.6%
Sharpe ratio (0.21%)                                    0.34           0.00       0.05
Maximum drawdown                                      -33.7%         -61.0%     -52.3%
Start of max drawdown period                        Jul-2000       Jan-2000   Jan-2002
End of max drawdown period                          Sep-2005       Aug-2008   Sep-2007
Average monthly growth                                  0.7%           0.2%       0.2%
Best monthly return                                    12.9%          14.9%      13.6%
Worst monthly return                                  -11.9%         -14.0%     -13.7%
% of months with gains                                 52.3%          52.3%      51.6%
12 Month Correlation versus:
---------------------------------------------------------------------------------------
TOPIX W/Dividend TOPIX 100 (TR) Index                   0.96           1.00       0.98
MSCI Daily TR Net Japan USD Index                       0.94           0.98       1.00
---------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                        DBAPCRII
Benchmark 1                                TOPIX W/Dividend TOPIX 100 (TR) Index
Bloomberg ticker of Benchmark 1                                    TPXD100 Index
Benchmark 2                                    MSCI Daily TR Net Japan USD Index
Bloomberg ticker of Benchmark 2                                     NDDUJN Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                    Monthly
Index Currency                                                               JPY

                                                                              11

The Deutsche Bank CROCI Japan II Index was launched on February 20, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	11

Deutsche Bank US Growth Total Return Index

 Index Description

The US Growth Total Return Index intends to reflect the equal-weighted total return performance of thirty US growth stocks based on trailing 12 month earnings momentum and selected from the largest 251 stocks in the S&P 500 Index on a quarterly basis.

Monthly Performance

----------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004   2005   2006    2007   2008

----------------------------------------------------------------------------------------
Jan        0.7%   7.8%  -7.1%   2.5%   -1.7%  -1.7%   0.1%  -2.2%   9.4%    1.2% -10.7%
Feb        8.0%  -4.3%  10.8%  -6.6%   -2.9%  -1.5%   3.4%   5.7%  -4.9%   -0.9%  -1.6%
Mar        5.6%   3.9%  11.5%  -3.7%    7.0%  -0.4%   0.4%  -0.6%   2.5%    2.8%  -1.2%
Apr        1.9%   5.6%  -1.3%   9.9%   -1.3%   9.3%  -2.3%  -3.2%   1.4%    6.0%   7.8%
May       -2.5%  -3.3%  -1.7%  -2.5%   -1.1%   8.1%   1.2%   3.3%  -3.4%    3.5%   4.5%

Jun        4.5%   3.2%  -1.3%  -4.0%   -5.4%   0.1%   4.5%   3.2%   2.2%   -1.5%  -5.7%
Jul       -1.2%  -3.5%  -7.3%  -1.5%   -9.2%   4.4%  -5.6%   5.0%  -0.4%   -2.9%  -7.8%
Aug      -17.6%  -4.1%  10.6%  -5.5%   -0.6%   3.4%  -1.1%   2.1%   0.1%    0.6%  -1.9%
Sep        8.7%  -1.4% -10.7%  -8.1%   -9.2%  -1.9%   4.4%   2.8%   1.4%    3.4%
Oct        7.5%   9.2%  -0.3%   3.6%    0.4%   7.7%   2.0%  -2.6%   2.9%    2.8%

Nov        4.8%   4.0%  -9.0%   5.6%    3.7%   3.4%   6.1%   3.2%   1.7%   -2.7%
Dec        5.7%   9.8%   7.6%   2.6%   -3.7%   5.8%   3.5%   1.8%  -1.8%   -1.3%
----------------------------------------------------------------------------------------
Year      25.8%  28.7%  -1.8%  -8.8%  -22.5%  42.4%  17.3%  19.5%  11.1%   11.0% -16.6%
----------------------------------------------------------------------------------------

 Historical Performance Through August 2008                                                        Annualised
                                                                                   ----------------------------------------------
                                              1 Month   3 Months   6 Months    YTD     1 year     3 years   5 years     10 years
 US Growth Total Return Index                   -1.9%     -14.6%     -5.0%   -16.6%    -14.9%        2.7%     10.7%         9.0%
 S&P 500/Citigroup Growth TR Index               1.5%      -7.1%      0.4%    -9.2%     -6.4%        4.1%      5.9%         3.1%
 S&P 500 (TR) Index                              1.4%      -7.9%     -2.6%   -11.4%    -11.2%        3.7%      6.9%         4.7%
 Excess Return vs S&P
     500/Citigroup Growth TR Index              -3.4%      -7.6%     -5.4%    -7.4%     -8.4%       -1.5%      4.9%         6.0%
 Excess Return vs S&P 500 (TR) Index            -3.3%      -6.8%     -2.4%    -5.2%     -3.7%       -1.0%      3.8%         4.4%
 Performance Analysis  January
      1998 - August 2008
                                                     Index           Bench1        Bench2
 Growth over period                                 130.8%            44.6%         57.3%
 Compounded annual growth                             8.2%             3.5%          4.3%
 Volatility                                          19.8%            19.4%         17.9%
 Sharpe ratio (3.78%)                                 0.22  -          0.01          0.03
 Maximum drawdown                                   -41.6%           -53.4%        -44.7%
 Start of max drawdown period                     Apr-2000         Apr-2000      Sep-2000
 End of max drawdown period                       Dec-2004         Aug-2008      Oct-2006
 Average monthly growth                               0.8%             0.4%          0.4%
 Best monthly return                                 11.5%             9.2%          9.8%
 Worst monthly return                               -17.6%           -13.0%        -14.5%
 % of months with gains                              54.7%            55.5%         59.4%
 12 Month Correlation versus:
-----------------------------------------------------------------------------------------
 S&P 500/Citigroup Growth TR Index                    0.94             1.00          0.97
 S&P 500 (TR) Index                                   0.88             0.97          1.00
-----------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                          DBUSUSG
Reuters code                                                             .DBEIUSG
Benchmark 1                                     S&P 500/Citigroup Growth TR Index
Bloomberg ticker of Benchmark 1                                     SPTRSGX Index
Benchmark 2                                                    S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                        SPTR Index
Index sponsor                                                       Deutsche Bank
Number of stocks                                                               30
Stocks weighting                                                            Equal
Rebalancing frequency                                                   Quarterly
Index Currency                                                                USD

                                                                              12

The Deutsche Bank US Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	12

Deutsche Bank US Value Total Return Index

 Index Description

The US Value Total Return Index intends to reflect the equal-weighted total return performance of thirty stocks with the lowest 12 month trailing price-earnings ratio selected from the 251 largest market capitalisation stocks in the S&P 500 Index on a quarterly basis.

----------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004   2005   2006    2007   2008
----------------------------------------------------------------------------------------
Jan       -4.1%   0.4%  -4.9%   6.3%   -1.7%  -2.7%   1.9%  -0.9%   6.6%    0.2%  -1.5%
Feb        9.7%  -1.1%  -8.5%  -2.5%    0.7%  -3.8%   2.9%   7.4%  -2.0%   -0.8%  -7.2%
Mar        7.0%   5.2%  16.7%  -1.7%    6.3%  -1.5%  -0.1%  -1.5%   2.4%    2.9%  -3.2%
Apr        0.0%   6.8%   0.2%   3.9%    0.2%   8.1%  -1.7%  -1.5%   3.5%    4.9%   6.6%
May       -0.3%   2.1%   7.8%   4.0%   -2.4%   8.9%  -1.1%   4.7%  -2.9%    4.9%  -0.4%
Jun        1.8%   0.3% -10.9%  -2.1%   -3.5%   1.0%   3.5%   4.3%   3.4%   -0.9% -12.9%
Jul       -5.3%  -4.6%   5.8%  -0.4%   -7.5%  -0.2%   0.0%   4.1%   1.8%   -6.8%   0.4%
Aug      -13.3%   0.0%  10.7%  -4.5%    1.5%   2.8%   0.6%   0.3%  -2.2%   -1.7%  -0.2%
Sep        1.1%  -4.0%   5.8%  -7.4%  -15.0%   0.5%   3.6%   2.3%   0.6%    4.3%
Oct       10.1%  10.4%   4.6%   0.4%    0.0%   5.8%   0.8%  -2.9%   4.7%    1.5%
Nov        3.4%  -5.2%  -2.1%   3.2%    4.4%   1.7%   5.1%   3.4%   3.5%   -7.0%

Dec        0.4%   1.6%   9.7%   3.6%   -2.5%   5.6%   3.2%  -1.0%   0.1%   -1.0%
----------------------------------------------------------------------------------------
Year       8.4%  11.2%  36.2%   2.0%  -19.3%  28.3%  20.0%  19.8%  21.0%   -0.5% -18.1%
----------------------------------------------------------------------------------------

Historical Performance Through August 2008                                                                  Annualised
                                                                                              --------------------------------------
                                              1 Month      3 Months      6 Months        YTD   1 year    3 years  5 years   10 years
US Value Total Return Index                     -0.2%        -12.7%        -10.4%     -18.1%   -20.3%       0.1%    10.1%      10.1%
S&P 500/Citigroup Value TR Index                 1.3%         -8.8%         -5.7%     -13.8%   -15.9%       3.1%     7.9%       6.0%
S&P 500 (TR) Index                               1.4%         -7.9%         -2.6%     -11.4%   -11.2%       3.7%     6.9%       4.7%
Excess Return vs S&P 500/
  Citigroup Value TR Index                      -1.6%         -3.9%         -4.6%      -4.3%    -4.4%      -3.0%     2.2%       4.1%
Excess Return vs S&P 500 (TR) Index             -1.7%         -4.8%         -7.8%      -6.7%    -9.1%      -3.5%     3.2%       5.4%

Performance Analysis  January 1998 - August 2008
                                                       Index        Bench1      Bench2
Growth over period                                    145.7%         64.3%       57.3%
Compounded annual growth                                8.8%          4.8%        4.3%
Volatility                                             19.4%         17.9%       17.9%
Sharpe ratio (3.78%)                                    0.26          0.06        0.03
Maximum drawdown                                      -31.2%        -39.0%      -44.7%
Start of max drawdown period                        Jun-2001      Feb-2001    Sep-2000
End of max drawdown period                          Feb-2004      Dec-2004    Oct-2006
Average monthly growth                                  0.8%          0.5%        0.4%
Best monthly return                                    16.7%         10.4%        9.8%
Worst monthly return                                  -15.0%        -16.1%      -14.5%
% of months with gains                                 59.4%         59.4%       59.4%
12 Month Correlation versus:
---------------------------------------------------------------------------------------
S&P 500/Citigroup Value TR Index                        0.96          1.00        0.98
S&P 500 (TR) Index                                      0.93          0.98        1.00

Index Facts
Bloomberg ticker                                                         DBUSUSV
Reuters code                                                            .DBEIUSV
Benchmark 1                                     S&P 500/Citigroup Value TR Index
Bloomberg ticker of Benchmark 1                                    SPTRSVX Index
Benchmark 2                                                   S&P 500 (TR) Index
Bloomberg ticker of Benchmark 2                                       SPTR Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              30
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               USD

                                                                              13

The Deutsche Bank US Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	13

Deutsche Bank Euro Growth Total Return Index

Index Description

                                          REUTERS: .DBEIEUGR BLOOMBERG: DBEEEUGR

The Euro Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty growth stocks from the Eurozone based on high trailing 12 month earnings momentum and selected from the Dow Jones EURO STOXX
Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the index.

---------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004    2005   2006   2007   2008
---------------------------------------------------------------------------------------
Jan        7.3%   3.2%  -4.8%   8.2%   -1.3%  -7.1%   3.6%    2.0%   3.9%   2.6% -10.0%
Feb       11.7%  -1.1%  10.1% -10.5%   -2.8%  -2.5%   1.5%    2.6%   2.0%  -1.3%  -2.0%

Mar        9.3%   2.0%   3.9%  -2.6%    7.2%  -5.7%  -2.8%   -0.1%   5.1%   4.4%  -2.7%
Apr        3.8%   3.8%   3.4%  10.3%    1.1%  16.1%   1.4%   -4.5%   0.1%   4.5%   3.6%
May        8.2%  -5.7%   1.1%  -5.0%   -1.4%   0.3%   0.3%    4.4%  -5.2%   5.5%   0.5%
Jun        3.9%   4.9%   1.8%  -6.0%   -6.2%   3.3%   3.7%    3.1%   0.5%  -1.5% -13.6%
Jul        3.9%  -3.1%   1.2%  -3.8%  -10.0%   2.6%  -3.2%    4.3%   1.3%  -2.6%   2.4%
Aug      -12.6%   2.9%   2.9%  -9.4%    2.6%   4.4%  -0.4%   -1.5%   2.2%   1.0%  -0.4%
Sep       -7.9%  -2.4%  -5.5% -18.0%  -12.9%  -6.5%   2.1%    4.5%   3.2%   3.2%
Oct        5.5%   2.2%   2.4%   8.7%    6.5%   9.3%   4.1%   -2.8%   4.4%   2.2%
Nov       11.2%  10.7%  -7.7%   9.2%    2.4%   0.8%   3.0%    4.6%   0.1%  -5.2%

Dec        4.4%  17.8%  -2.4%   3.4%   -6.8%   1.0%   3.1%    4.1%   4.6%  -3.9%
---------------------------------------------------------------------------------------
Year      56.6%  38.5%   5.0% -18.7%  -21.5%  14.5%  17.5%   22.1%  24.1%   8.5% -21.3%
---------------------------------------------------------------------------------------

Performance Analysis  January 1998 - August 2008                                                           Annualised
                                                                                         --------------------------------------------
                                              1 Month      3 Months    6 Months       YTD     1 year    3 years   5 years   10 years
Euro Growth Total Return Index                  -0.4%        -11.8%      -10.8%    -21.3%     -24.4%       5.4%      9.6%       6.2%
DJES LC Growth Euro TR Index                     0.5%        -11.8%       -9.3%    -21.8%     -18.5%       2.7%      6.1%       1.5%
DJES Large Euro TR Index                         0.7%        -11.9%       -8.4%    -21.9%     -20.8%       4.3%      8.7%        N/A
Excess Return vs DJES LC Growth Euro TR Index   -0.8%         -0.1%       -1.5%      0.5%      -5.9%       2.7%      3.5%       4.7%
Excess Return vs DJES Large Euro TR Index       -1.1%          0.1%       -2.4%      0.6%      -3.6%       1.1%      0.9%        N/A

Performance Analysis  January 1998 - August 2008
                                                       Index      Bench1        Bench2
Growth over period                                    153.4%       44.3%          7.6%
Compounded annual growth                                9.1%        3.5%          0.8%
Volatility                                             20.9%       22.9%         21.5%
Sharpe ratio (3.2%)                                     0.28        0.01   -      0.11
Maximum drawdown                                      -52.5%      -64.5%        -59.4%
Start of max drawdown period                        Sep-2000    Mar-2000      Aug-1998
End of max drawdown period                          Mar-2006    Aug-2008      May-2007
Average monthly growth                                  0.9%        0.5%          0.2%
Best monthly return                                    17.8%       17.3%         14.6%
Worst monthly return                                  -18.0%      -16.7%        -18.4%
% of months with gains                                 64.1%       54.7%         53.8%
12 Month Correlation versus:
---------------------------------------------------------------------------------------
DJES LC Growth Euro TR Index                            0.96        1.00          0.98
DJES Large Euro TR Index                                0.95        0.98          1.00
---------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                        DBEEEUGR
Reuters code                                                           .DBEIEUGR
Benchmark 1                                         DJES LC Growth Euro TR Index
Bloomberg ticker of Benchmark 1                                       SLGT Index
Benchmark 2                                             DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                                       LCXT Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               EUR

                                                                              14

The Deutsche Bank Euro Growth Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	14

Deutsche Bank Euro Value Total Return Index

Index Description

The Euro Value Total Return Index intends to reflect the equal-weighted total return performance of twenty shares from the Eurozone based on high trailing 12 month dividend yield and selected from the Dow Jones EURO STOXX Large Index on a quarterly basis. There is a country constraint so that no more than five shares from the same country will constitute the Index.

                                                             REUTERS: .DBEIEUVA
                                                            BLOOMBERG: DBEEEUVA

----------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004   2005   2006    2007   2008
----------------------------------------------------------------------------------------
Jan        7.6%   3.8% -12.0%   5.1%    0.7%  -5.7%   1.8%   2.3%   2.7%    2.1%  -9.2%
Feb        8.4%   2.4%   4.5%  -4.5%    0.0% -10.8%   2.3%   2.6%   4.4%   -1.8%  -3.9%
Mar        9.2%   0.1%   7.1%  -3.3%    6.9%  -6.2%  -2.5%  -0.5%   3.7%    2.5%  -3.0%
Apr        2.6%   7.2%   1.6%   5.3%   -1.1%  21.1%   3.6%  -3.9%  -0.6%    5.9%   7.6%
May        6.6%  -2.4%   1.1%  -2.3%   -2.9%   5.3%  -0.6%   3.6%  -4.5%    2.9%  -2.5%

Jun        2.5%   3.2%   3.4%  -3.4%   -6.7%   7.5%   3.0%   3.9%   0.5%   -2.3% -15.6%
Jul        1.5%  -3.6%   3.5%  -2.7%  -15.0%   5.8%  -1.7%   3.9%   1.4%   -3.2%  -0.6%
Aug      -12.8%   4.2%   2.7%  -4.6%    3.5%   3.0%  -0.5%  -0.1%   4.1%    0.1%   3.7%
Sep       -3.3%  -4.2%  -1.2% -11.9%  -21.2%  -4.5%   1.9%   4.6%   1.7%    1.0%
Oct        6.9%   4.1%   6.7%   5.3%   11.4%   4.2%   3.0%  -2.6%   4.7%    2.2%

Nov        6.8%   4.6%  -2.8%   6.0%   12.1%   2.0%   3.6%   3.8%  -0.1%   -2.4%
Dec        5.3%  13.2%  -0.3%   2.5%  -10.0%   4.7%   3.7%   3.1%   4.0%   -1.4%
----------------------------------------------------------------------------------------
Year      46.9%  36.5%  13.5%  -9.6%  -24.9%  25.2%  18.9%  22.3%  23.8%    5.4% -22.9%
----------------------------------------------------------------------------------------

Historical Performance Through August 2008                                                               Annualised
                                                                                           -----------------------------------------
                                                1 Month    3 Months    6 Months       YTD   1 year      3 years  5 years   10 years
Euro Value Total Return Index                      3.7%      -13.0%      -11.6%    -22.9%   -23.4%         3.2%     9.2%       8.4%
DJES LC Value Euro TR Index                        0.7%      -13.3%       -9.8%    -23.1%   -22.1%         4.3%     9.2%       1.6%
DJES Large Euro TR Index                           0.7%      -11.9%       -8.4%    -21.9%   -20.8%         4.3%     8.7%        N/A
Excess Return vs DJES LC Value Euro TR Index       2.9%        0.3%       -1.8%      0.2%    -1.2%        -1.1%     0.0%       6.8%
Excess Return vs DJES Large Euro TR Index          2.9%       -1.1%       -3.1%     -1.0%    -2.5%        -1.1%     0.5%        N/A

Performance Analysis  January 1998 - August 2008
                                                     Index        Bench1        Bench2
Growth over period                                  183.2%         20.7%          7.6%
Compounded annual growth                             10.3%          1.8%          0.8%
Volatility                                           19.9%         21.2%         21.5%
Sharpe ratio (3.2%)                                   0.35  -       0.07  -       0.11
Maximum drawdown                                    -49.1%        -55.4%        -59.4%
Start of max drawdown period                      Feb-2001      Jan-2000      Aug-1998
End of max drawdown period                        Feb-2005      Sep-2006      May-2007
Average monthly growth                                1.0%          0.3%          0.2%
Best monthly return                                  21.1%         13.6%         14.6%
Worst monthly return                                -21.2%        -20.7%        -18.4%
% of months with gains                               61.7%         57.8%         53.8%
12 Month Correlation versus:
--------------------------------------------------------------------------------------
DJES LC Value Euro TR Index                           0.94          1.00          0.99
 DJES Large Euro TR Index                             0.94          0.99          1.00
--------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                        DBEEEUVA
Reuters code                                                           .DBEIEUVA
Benchmark 1                                          DJES LC Value Euro TR Index
Bloomberg ticker of Benchmark 1                                       SLVE Index
Benchmark 2                                             DJES Large Euro TR Index
Bloomberg ticker of Benchmark 2                                       LCXT Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               EUR

                                                                              15

The Deutsche Bank Euro Value Total Return Index was launched on July 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	15

Deutsche Bank UK Growth Total Return Index

 Index Description

The UK Growth Total Return Index intends to reflect the equal-weighted total return performance of twenty UK growth stocks based on trailing 12 month earnings momentum and selected from the FTSE 100 Index on a quarterly basis.

Monthly Performance

---------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004   2005   2006    2007   2008
---------------------------------------------------------------------------------------
Jan        6.3%   5.5%  -4.5%   3.7%   -0.9%  -9.7%   1.0%   1.7%   5.1%   -3.1%  -4.6%
Feb        6.3%   4.2%   3.8%  -1.9%    4.0%   2.3%   4.8%   4.4%   3.5%    0.4%  -4.9%

Mar        7.1%   1.7%   5.6%  -6.5%    5.0%  -2.4%   0.5%  -2.7%   5.1%    6.2%  -3.5%

Apr        0.7%   4.6%  -3.5%   7.7%   -3.1%  10.8%   0.0%  -5.0%  -0.3%    0.5%   3.1%
May        1.6%  -4.8%   3.4%  -0.7%   -0.8%   6.2%  -0.1%   5.5%  -3.5%    4.1%   0.5%

Jun       -5.0%   2.3%   3.1%  -1.2%   -6.9%  -1.7%   3.3%   4.3%   1.8%   -2.8%  -6.1%

Jul       -1.7%  -1.9%   2.2%  -2.6%   -7.6%   3.7%  -2.8%   5.3%   1.9%   -4.4%  -4.2%
Aug      -12.7%  -0.2%   5.3%  -0.6%    0.0%   0.9%   0.2%   3.2%   1.6%    0.0%   7.3%

Sep       -4.0%  -3.3%  -6.5% -10.3%   -8.1%  -1.9%   5.6%   4.3%   1.1%    0.1%

Oct        8.3%   0.5%   2.8%   5.3%    6.0%   8.0%   0.7%  -4.4%   2.8%    3.2%

Nov        3.7%  10.5%  -3.6%   6.1%   -2.3%  -1.9%   5.5%   6.6%   0.4%  -10.7%

Dec        4.0%   8.9%   3.3%   0.8%   -4.1%   2.2%   3.4%   4.8%   6.6%   -1.1%
---------------------------------------------------------------------------------------
Year      13.3%  30.3%  10.9%  -1.8%  -18.1%  15.8%  24.0%  30.6%  29.1%   -8.4% -12.5%
---------------------------------------------------------------------------------------

 Historical Performance Through August 2008                                                                 Annualised
                                                                                      ----------------------------------------------
                                             1 Month   3 Months      6 MonthsYTD          1 year    3 years    5 years     10 years
 UK Growth Total Return Index                   7.3%      -3.5%         -3.5%   -12.5%    -20.2%       4.9%      12.2%         9.7%
 FTSE 100 TR Index                              4.9%      -5.8%         -1.6%    -9.9%     -7.1%       5.7%      10.0%         3.9%
 MSCI UK Value Index (TR)                       4.0%      -5.3%         -1.0%    -6.9%     -1.4%       7.9%      10.6%          N/A
 Excess Return vs FTSE 100 TR Index             2.4%       2.4%         -1.9%    -2.5%    -13.1%      -0.9%       2.2%         5.9%
 Excess Return vs MSCI
   UK Value Index (TR)                          3.3%       1.8%         -2.5%    -5.6%    -18.8%      -3.1%       1.6%          N/A
 Performance Analysis
   January 1998 - August 2008

                                                    Index        Bench1           Bench2
 Growth over period                                 155.5%         52.4%            19.9%
 Compounded annual growth                             9.2%          4.0%             1.9%
 Volatility                                          18.8%         18.5%            19.0%
 Sharpe ratio (5.19%)                                 0.21  -       0.06   -         0.17
 Maximum drawdown                                   -31.8%        -44.4%           -44.2%
 Start of max drawdown period                     Apr-2002      Jan-2000         Sep-2000
 End of max drawdown period                       Nov-2004      Feb-2006         Mar-2007
 Average monthly growth                               0.8%          0.4%             0.2%
 Best monthly return                                 10.8%          9.0%             9.8%
 Worst monthly return                               -12.7%        -11.8%           -10.9%
 % of months with gains                              60.9%         59.4%            59.5%
 12 Month Correlation versus:
 -----------------------------------------------------------------------------------------
 FTSE 100 TR Index                                    0.91          1.00             0.96
 MSCI UK Value Index (TR)                             0.90          0.96             1.00
------------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                         DBEEUKGT
Reuters code                                                              .DBUKGT
Benchmark 1                                                     FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                                    FTPTT100 Index
Benchmark 2                                              MSCI UK Value Index (TR)
Bloomberg ticker of Benchmark 2                                      NLDGUK Index
Index sponsor                                                       Deutsche Bank
Number of stocks                                                               20
Stocks weighting                                                            Equal
Rebalancing frequency                                                   Quarterly
Index Currency                                                                GBP

                                                                              16

The Deutsche Bank UK Growth Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	16

Deutsche Bank UK Value Total Return Index

Index Description

The UK Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with a low 12 month trailing price-earnings ratio selected from the FTSE 100 Index on a quarterly basis.

Monthly Performance

---------------------------------------------------------------------------------------

           1998   1999   2000   2001    2002   2003   2004   2005   2006    2007   2008
---------------------------------------------------------------------------------------
Jan        4.9%  -2.1%  -6.2%  -0.3%    3.5%  -7.0%  -1.2%   2.5%   5.0%   -3.8%  -1.4%

Feb        8.9%   5.2%   0.6%  -0.4%    1.4%   4.9%   2.9%   0.9%   3.3%    0.0%  -9.3%

Mar        7.2%   0.3%   9.1%  -3.6%    7.5%  -3.0%  -0.2%  -0.4%   4.0%    5.0%  -0.3%
Apr        1.3%   9.8%   0.7%   4.0%    3.0%  12.4%   2.1%  -5.1%  -0.7%    0.3%  -1.3%
May       -1.7%  -3.1%   7.8%   2.8%    3.6%   5.4%   1.2%   5.5%  -3.3%    2.8%  -3.8%
Jun       -2.3%   1.6%   2.1%   0.4%   -7.5%   0.3%   2.9%   4.1%   2.9%   -1.0% -13.2%

Jul        0.4%  -4.4%   1.1%  -4.2%   -6.1%   3.4%  -2.3%   4.2%   1.4%   -3.3%  -1.0%

Aug      -12.2%   0.5%   6.7%   0.0%    1.3%   3.7%   1.9%   1.6%   1.0%   -0.6%   5.5%
Sep        1.4%  -1.8%  -2.5%  -9.8%   -8.8%  -1.6%   0.4%   2.6%   1.2%   -5.6%

Oct        8.7%  -2.6%   1.5%   2.7%    6.2%   4.0%   2.2%  -2.4%   3.1%    1.6%

Nov        5.0%   2.0%   6.1%   5.3%   -0.1%   1.0%   1.0%   4.5%   0.5%   -5.1%

Dec        2.2%   1.9%   3.0%   2.4%   -4.6%   3.1%   6.2%   6.4%   4.8%   -4.4%
---------------------------------------------------------------------------------------
Year      24.3%   6.8%  33.1%  -1.6%   -2.2%  28.4%  18.1%  26.5%  25.6%  -13.8% -23.2%
---------------------------------------------------------------------------------------

Historical Performance Through August 2008                                                               Annualised
                                                                                             --------------------------------------
                                              1 Month      3 Months    6 Months        YTD   1 year     3 years  5 years   10 years
UK Value Total Return Index                      5.5%         -9.4%      -14.2%     -23.2%   -33.3%       -2.5%     5.7%       9.9%
FTSE 100 TR Index                                4.9%         -5.8%       -1.6%      -9.9%    -7.1%        5.7%    10.0%       3.9%
MSCI UK Growth Index (TR)                        6.2%         -6.2%       -2.6%     -13.2%   -14.0%        2.8%     8.7%        N/A
Excess Return vs FTSE 100 TR Index               0.6%         -3.5%      -12.6%     -13.3%   -26.2%       -8.3%    -4.2%       6.1%
Excess Return vs MSCI UK Growth Index (TR)      -0.7%         -3.1%      -11.7%     -10.1%   -19.3%       -5.4%    -2.9%        N/A

Performance Analysis  January 1998 - August 2008
                                                     Index        Bench1        Bench2
Growth over period                                  170.9%         52.4%         39.0%
Compounded annual growth                              9.8%          4.0%          3.5%
Volatility                                           18.7%         18.5%         18.7%
Sharpe ratio (5.19%)                                  0.25  -       0.06  -       0.09
Maximum drawdown                                    -39.8%        -44.4%        -40.2%
Start of max drawdown period                      Jun-2007      Jan-2000      May-1999
End of max drawdown period                        Aug-2008      Feb-2006      Feb-2005
Average monthly growth                                0.9%          0.4%          0.4%
Best monthly return                                  12.4%          9.0%          9.9%
Worst monthly return                                -13.2%        -11.8%        -15.6%
% of months with gains                               64.1%         59.4%         59.5%
12 Month Correlation versus:
---------------------------------------------------------------------------------------
FTSE 100 TR Index                                     0.85          1.00          0.96
MSCI UK Growth Index (TR)                             0.88          0.96          1.00
---------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                        DBEEUKVT
Reuters code                                                             .DBUKVT
Benchmark 1                                                    FTSE 100 TR Index
Bloomberg ticker of Benchmark 1                                   FTPTT100 Index
Benchmark 2                                            MSCI UK Growth Index (TR)
Bloomberg ticker of Benchmark 2                                     NDLVUK Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               GBP

                                                                              17

The Deutsche Bank UK Value Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	17

Deutsche Bank Japan Growth Total Return Index

Index Description

The Japan Growth Total Return Index intends to reflect the equal- weighted total return performance of twenty JPY growth stocks based on trailing 12 month earnings momentum and selected from the Topix 100 Index on a quarterly basis.

Monthly Performance
---------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004   2005   2006    2007   2008

---------------------------------------------------------------------------------------
Jan        4.0%  -1.7%   1.3%   2.4%   -9.1%  -3.5%   3.6%  -1.6%   5.3%    2.8% -10.1%
Feb       -3.4%   0.5%   4.6%  -8.4%    2.5%  -0.6%   4.3%   4.6%   0.8%    0.0%   2.1%
Mar        2.3%  13.7%   4.0%   1.2%    2.5%  -4.5%   5.0%  -1.5%   4.5%   -0.2% -10.3%
Apr       -0.7%   5.2%   2.5%   8.8%    2.3%  -0.9%   1.5%  -4.8%  -1.8%   -0.3%  14.9%
May       -0.2%   0.6%  -2.1%  -4.3%    2.1%   4.3%  -2.2%   2.0%  -7.1%    4.1%   3.8%
Jun        2.4%  10.4%   2.7%  -5.1%   -7.7%   5.1%   1.5%   1.7%  -0.7%    2.7%  -6.2%
Jul        5.1%   2.2%  -6.9%  -8.1%   -6.2%   4.9%  -4.0%   3.1%   0.4%   -3.5%  -2.5%
Aug       -9.3%  -1.9%   0.8%  -8.6%    0.9%   5.0%  -0.4%   5.1%   3.9%   -5.3%  -4.7%
Sep       -4.0%   4.3%  -1.0%  -8.7%    0.0%   2.6%  -1.3%  14.9%  -2.9%    2.4%
Oct       -5.0%   3.8%  -1.8%   4.2%   -3.5%   3.4%  -1.4%   2.5%   1.6%   -0.6%
Nov        8.5%   0.3%  -0.6%   1.1%    4.9%  -5.1%   4.3%   4.8%  -1.5%   -8.5%
Dec       -3.2%  -0.1%  -3.8%  -1.6%   -2.8%   2.8%   3.6%   7.3%   5.1%   -3.0%
---------------------------------------------------------------------------------------
Year      -4.8%  42.8%  -1.0% -25.4%  -14.3%  13.5%  15.1%  43.7%   7.0%   -9.8% -14.5%
---------------------------------------------------------------------------------------

Historical Performance Through August 2008                                                                   Annualised
                                                                                               -------------------------------------
                                          1 Month     3 Months    6 Months           YTD       1 year    3 years  5 years   10 years
Japan Growth Total Return Index             -4.7%       -12.9%       -6.9%        -14.5%       -22.9%       3.0%     7.1%       3.0%
TOPIX W/Dividend TOPIX 100 (TR)             -4.0%       -11.6%       -4.1%        -14.0%       -20.1%       2.5%     5.4%       1.4%
MSCI Japan Growth (TR)                      -4.8%       -13.2%       -5.8%        -17.1%       -22.8%       0.7%     3.5%        N/A
Excess Return vs TOPIX
  W/Dividend TOPIX 100 (TR)                 -0.7%        -1.3%       -2.8%         -0.5%        -2.8%       0.5%     1.7%       1.5%
Excess Return vs MSCI Japan Growth (TR)      0.0%         0.3%       -1.1%          2.6%        -0.1%       2.3%     3.6%        N/A

Performance Analysis  January 1998 - August 2008
                                                       Index      Bench1        Bench2
Growth over period                                     33.3%        2.8%         -8.8%
Compounded annual growth                                2.7%        0.3%         -0.9%
Volatility                                             20.7%       21.9%         22.5%
Sharpe ratio (0.21%)                                    0.12        0.00  -       0.05
Maximum drawdown                                      -49.4%      -61.0%        -62.8%
Start of max drawdown period                        Jul-2000    Jan-2000      Mar-2000
End of max drawdown period                          Dec-2005    Aug-2008      Aug-2008
Average monthly growth                                  0.3%        0.2%          0.1%
Best monthly return                                    14.9%       14.9%         13.4%
Worst monthly return                                  -10.3%      -14.0%        -11.1%
% of months with gains                                 54.7%       52.3%         51.7%
12 Month Correlation versus:
---------------------------------------------------------------------------------------
TOPIX W/Dividend TOPIX 100 (TR)                        0.97          1.00         0.99
MSCI Japan Growth (TR)                                 0.97          0.99         1.00
----------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                         DBAPJGT
Reuters code                                                              .DBJGT
Benchmark 1                                      TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                                    TPXD100 Index
Benchmark 2                                               MSCI Japan Growth (TR)
Bloomberg ticker of Benchmark 2                                     NAGLJN Index
Index sponsor                                                      Deutsche Bank
Number of stocks                                                              20
Stocks weighting                                                           Equal
Rebalancing frequency                                                  Quarterly
Index Currency                                                               JPY

                                                                              18

The Deutsche Bank Japan Growth Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	18

Deutsche Bank Japan Value Total Return Index

Index Description

The Japan Value Total Return Index intends to reflect the equal-weighted total return performance of twenty stocks with the lowest 12 month trailing price-earnings ratio selected from the TOPIX 100 Index on a quarterly basis.

Monthly Performance
----------------------------------------------------------------------------------------
           1998   1999   2000   2001    2002   2003   2004   2005   2006    2007   2008

----------------------------------------------------------------------------------------
Jan        9.4%   2.3%   7.2%   0.1%   -6.1%  -2.4%   5.4%  -2.1%  -0.3%    5.3%  -9.3%
Feb       -2.2%  -0.4%   1.3%  -3.3%    0.5%  -0.6%   5.4%   4.0%  -0.2%    5.2%   1.1%
Mar        3.6%  14.2%   7.0%   4.7%    4.3%  -4.4%   4.6%   0.2%   2.7%    0.9% -11.1%
Apr       -2.5%   2.9%   4.4%   4.9%    3.7%   4.6%   1.2%  -4.5%   0.5%   -2.6%  16.8%
May       -0.9%   2.2%  -2.1%  -1.6%    2.1%   6.0%  -1.1%   2.2%  -5.0%    9.6%   7.0%
Jun        0.9%  11.8%   1.1%   3.1%   -7.4%   6.9%   4.1%   2.5%  -0.6%    4.3%  -9.0%
Jul        7.2%   3.7%  -3.4%  -4.1%   -2.8%   6.2%   0.3%   2.0%  -0.2%    1.2%   0.4%
Aug      -11.5%   0.1%   0.6%  -5.6%    2.3%   6.6%   0.3%   7.5%   5.0%  -10.7%  -6.9%
Sep       -1.2%   1.5%   0.3%  -9.1%   -3.4%   3.2%  -2.4%  15.8%  -3.7%    3.6%
Oct       -5.5%  -5.3%  -0.3%   5.7%   -4.3%  -0.8%  -1.6%  -0.3%  -0.1%   -1.7%
Nov       11.9%  -0.9%  -0.7%   3.1%    4.5%   0.0%   2.7%   4.0%   1.4%   -6.7%
Dec       -5.8%  -2.1%  -1.0%  -2.2%   -2.6%   2.9%   4.2%   5.4%   6.8%   -4.4%
----------------------------------------------------------------------------------------
Year       0.9%  32.6%  14.7%  -5.4%   -9.7%  31.3%  25.3%  41.6%   5.7%    2.1% -13.3%
----------------------------------------------------------------------------------------

 Historical Performance Through August 2008                                                                Annualised
                                                                                        --------------------------------------------
                                              1 Month   3 Months       6 Months      YTD    1 year   3 years    5 years    10 years
 Japan Value Total Return Index                 -6.9%     -14.9%          -5.5%   -13.3%    -21.3%      5.8%      11.8%       10.8%
 TOPIX W/Dividend TOPIX 100 (TR)                -4.0%     -11.6%          -4.1%   -14.0%    -20.1%      2.5%       5.4%        1.4%
 MSCI Japan Value (TR)                          -2.4%      -9.1%          -4.0%   -12.7%    -19.6%      4.0%       9.8%         N/A
 Excess Return vs TOPIX
  W/Dividend TOPIX 100 (TR)                     -2.9%      -3.3%          -1.4%     0.8%     -1.1%      3.4%       6.4%        9.4%
 Excess Return vs MSCI Japan Value (TR)         -4.5%      -5.8%          -1.4%    -0.6%     -1.7%      1.8%       2.0%         N/A
 Performance Analysis
  January 1998 - August 2008

                                                       Index         Bench1        Bench2
 Growth over period                                   186.1%           2.8%         64.3%
 Compounded annual growth                              10.4%           0.3%          5.3%
 Volatility                                            21.2%          21.9%         19.4%
 Sharpe ratio (0.21%)                                   0.48           0.00          0.26
 Maximum drawdown                                     -33.8%         -61.0%        -44.2%
 Start of max drawdown period                       Aug-2007       Jan-2000      Jul-2000
 End of max drawdown period                         Aug-2008       Aug-2008      Aug-2005
 Average monthly growth                                 1.0%           0.2%          0.5%
 Best monthly return                                   16.8%          14.9%         15.4%
 Worst monthly return                                 -11.5%         -14.0%         -8.8%
 % of months with gains                                57.0%          52.3%         51.7%
 12 Month Correlation versus:
 ----------------------------------------------------------------------------------------
 TOPIX W/Dividend TOPIX 100 (TR)                        0.93           1.00          0.99
 MSCI Japan Value (TR)                                  0.93           0.99          1.00
 ----------------------------------------------------------------------------------------

Index Facts
Bloomberg ticker                                                          DBAPJVT
Reuters code                                                               .DBJVT
Benchmark 1                                       TOPIX W/Dividend TOPIX 100 (TR)
Bloomberg ticker of Benchmark 1                                     TPXD100 Index
Benchmark 2                                                 MSCI Japan Value (TR)
Bloomberg ticker of Benchmark 2                                      NAVLJN Index
Index sponsor                                                       Deutsche Bank
Number of stocks                                                               20
Stocks weighting                                                            Equal
Rebalancing frequency                                                   Quarterly
Index Currency                                                                JPY

                                                                              19

The Deutsche Bank Japan Value Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	19

S&P X-Alpha USD Total Return Index

Index Description

S&P X-Alpha USD Total Return Index is a weighted combination of 8 Deutsche Bank
Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

                                                                             20

The S&P X-Alpha USD Total Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	20

S&P X-Alpha USD Excess Return Index

S&P X-ALPHA USD EXCESS RETURN INDEx

S&P X-Alpha USD Excess Return Index is a weighted combination of 8 Deutsche
Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%.
The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50% and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

                                                                             21

The S&P X-Alpha USD Excess Return Index was launched on November 12, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	21

Deutsche Bank X-Alpha USD Total Return Index

DEUTSCHE BANK X-ALPHA USD TOTAL RETURN INDEX

Deutsche Bank X-Alpha USD Total Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost. The Index has an additional return component derived from the Fed Funds Rate less 6.25 basis points annual funding cost.

                                                                             22

The Deutsche Bank X-Alpha USD Total Return Index was launched on October 31, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	22

Deutsche Bank X-Alpha USD Excess Return Index

DEUTSCHE BANK X-ALPHA USD EXCESS RETURN INDEX

Deutsche Bank X-Alpha USD Excess Return Index is a weighted combination of 8
Deutsche Bank Index Pairs, two each from the US, Eurozone, UK and Japan which represent the differential return between a DB Regional Style index (growth or value) and the relevant regional equity benchmark index. Each Index Pair is volatillity targeted at 8% and the S&P X-Alpha Index also has a target volatility of 8%. The volatility is controlled by means of adjusting the exposure to the strategy on a quarterly basis, with minimum exposure being 50%
and maximum exposure being 150%. The index is denominated in USD, rebalanced quarterly and includes a 60 basis points per annum rebalancing cost.

                                                                             23

The Deutsche Bank X-Alpha USD Excess Return Index was launched on October 31, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	23

DBIQ ImpAct Dollar Equity Volatility (Bid) Index

DBIQ IMPACT DOLLAR EQUITY VOLATILITY (BID) INDEX

Index Description

The DBIQ ImpAct Dollar Equity Volatility Index aims to measure the return streams associated with volatility in US equity market. The index seeks to take advantage of the differential between implied and realised volatility in this market. The ImpAct Dollar Equity Volatility Index Historical Levels since inception date have been restated as of Aug-22, 2007 due to a slight calculation methodology change. Both index guide and index quick reference have been updated to reflect the change. The DBIQ ImpAct Dollar Equity Volatility
Index is calculated with the closing MID option prices.

                                                                             24

The DBIQ ImpAct Dollar Equity Volatility (Bid) Index was launched on September 26, 2007 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	24

Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index

DEUTSCHE BANK LIQUID ALPHA USD 5 TOTAL RETURN S1 INDEX

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1). The
Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply

                                                                             25

The Deutsche Bank Liquid Alpha USD 5 Total Return S1 Index was launched on April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	25

Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index

DEUTSCHE BANK LIQUID ALPHA USD 5 EXCESS RETURN S1 INDEX

Liquid Alpha is a multi asset investment strategy which gives access to a diversified pool of alpha generating assets thanks to a dynamic allocation tool. The Deutsche Bank Liquid Alpha USD Total Return Index 5% Volatility
Target is intended to reflect the combined total return performance of a number of indices referred to as Index Constituents, selected among S&P X-Alpha USD
Total Return Index (SPXADT), DB Commodity Harvest TR Index (DBCMHLTU), Deutsche
Bank USD Currency Harvest Balanced Funded Index (DBHVBUSF), DB Smart USD Index
leveraged 5 times (DBSMARDI) and FED FUND Total Return Index (DBMMFED1).The
Deutsche Bank Liquid Alpha USD Excess Return Index 5% Volatility Target
reflects the performance of the Deutsche Bank Liquid USD Alpha Total Return
Index 5% Volatility Target minus the FED FUND performance. The Index targets an annual volatility of 5% and aims to maximise the expected return for that target. The Index is rebalanced quarterly and upon the occurrence of periods of sharply negative returns.

                                                                             26

The Deutsche Bank Liquid Alpha USD 5 Excess Return S1 Index was launched on April 23, 2008 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	26

Deutsche Bank US ValueGrowth Select Index

DEUTSCHE BANK US VALUEGROWTH SELECT INDEX

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

                                                                             27

The Deutsche Bank US ValueGrowth Select Index was launched on May 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	27

Deutsche Bank ValueGrowth Select Total Return Index

DEUTSCHE BANK VALUEGROWTH SELECT TOTAL RETURN INDEX

The ValueGrowth Select Index comprises either the Eurozone Value Index or the
Eurozone Growth Index as the Index Constituent and is reconstituted on a quarterly basis based on which of the Selection Pool Indices has the higher trailing 12 month Sharpe Ratio on the relevant Index Selection Date. The
Eurozone Value Index is intended to reflect the total return performance of fifteen shares with a high Dividend Yield. The shares constituting the Eurozone
Value Index will be reconstituted on a quarterly basis. The Eurozone Growth
Index is intended to reflect the total return performance of fifteen shares with a high Price Momentum and Long Term Growth Rate.

                                                                             28

The Deutsche Bank ValueGrowth Select Total Return Index was launched on January 03, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	28

Deutsche Bank Global Yield US Total Return Index

DEUTSCHE BANK GLOBAL YIELD US TOTAL RETURN INDEX

The Deutsche Bank Global Yield US Total Return Index was launched on January
31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance

                                                                             29

The Deutsche Bank ValueGrowth Select Total Return Index was launched on January 03, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	29

Deutsche Bank Global Yield Euro Total Return Index

DEUTSCHE BANK GLOBAL YIELD EURO TOTAL RETURN INDEX

The Euro Dividend Strategy Index is intended to reflect the total return performance of twenty-five shares in the Dow Jones EURO STOXX Large Index having a high Dividend Yield relative to other shares in the Dow Jones EURO
STOXX Large Index. The dividend yield is calculated by dividing the Last
Dividend by the Closing Price on the applicable Selection Date. The Last
Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

                                                                             30

The Deutsche Bank Global Yield Euro Total Return Index was launched on January 31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	30

Deutsche Bank Global Yield AP Total Return Index

DEUTSCHE BANK GLOBAL YIELD AP TOTAL RETURN INDEX

The Asia Pacific Dividend Strategy Index is intended to reflect the total return performance of the ten shares in the MSCI Japan Index, MSCI Hong Kong
Index, MSCI Singapore Index or MSCI Australia Index having a high Dividend
Yield relative to other shares in those Indices. The dividend yield is calculated by dividing the Last Dividend by the Closing Price on the applicable
Selection Date. The Last Dividend is defined as the last annual Dividend or the sum of the last four quarterly or two semi-annual Dividends during the last 12 months.

                                                                             31

The Deutsche Bank Global Yield AP Total Return Index was launched on January 31, 2004 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	31

Deutsche Bank E-REV Europe Total Return Index

DEUTSCHE BANK E-REV EUROPE TOTAL RETURN INDEX

The E-REV Europe Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the Dow Jones
Euro STOXX Large Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

                                                                             32

The Deutsche Bank E-REV Europe Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	32

Deutsche Bank E-REV Japan Total Return Index

Deutsche Bank E-REV Japan Total Return Index

The E-REV Japan Index is intended to reflect the total return performance of twenty shares with a high Estimate Revision Ratio selected from the TOPIX 100
Index. The Estimate Revision Ratio for a share is defined as the number of upward revisions on the selection date minus the number of downward revisions on the selection date, divided by the number of estimates for such share.

                                                                             33

The Deutsche Bank E-REV Japan Total Return Index was launched on April 25, 2003 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance

Source: Bloomberg or Deutsche Bank AG/London	33

Deutsche Bank SectorLeader Total Return Index

DEUTSCHE BANK SECTORLEADER TOTAL RETURN INDEX

The Sectorleader Index is intended to reflect the total return performance of four market sector indices with a high Moving Average Momentum Ratio contained in the Dow Jones Euro STOXX market sector return indices as included in the sector classifications as published by STOXX Limited. The Moving Average
Momentum Ratio is the quotient of the arithmetic average of the Closing Levels of such Selection Pool Index for the twenty week days preceding and including such selection date and the arithmetic average of the closing levels of such
Selection Pool Index for the two hundred week days preceding and including such selection date. The four Selection Pool Indices with the highest Moving Average
Momentum Ratio are selected to become part of the Index.

                                                                             34

The Deutsche Bank SectorLeader Total Return Index was launched on December 01, 2000 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	34

Deutsche Bank ChinaOpportunity Index Total Return Index USD

DEUTSCHE BANK CHINAOPPORTUNITY INDEX TOTAL RETURN INDEX USD

The China Opportunity USD Index is intended to reflect the total return performance of thirty ordinary shares selected from the Hang Seng China
Enterprise Index, the Hang Seng China-Affiliated Corporations Index, the
Shanghai B-Share Stock Price Index, the Shenzhen B-Share Stock Price Index and
the MSCI China Index in accordance with the following criteria: large market capitalisation, high market turnover, low price to book ratio, low price to earnings ratio and high dividend yield.

                                                                             35

The Deutsche Bank ChinaOpportunity Index Total Return Index USD was launched on July 31, 2001 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	35

Deutsche Bank Islamic US EquityBuilder Total Return Index

DEUTSCHE BANK ISLAMIC US EQUITYBUILDER TOTAL RETURN INDEX

The Islamic US EquityBuilder Index Total Return intends to reflect the total return performance of 30 stocks with a high earnings estimate revision ratio selected from the Dow Jones Islamic United States Large Cap Index. The Estimate
Revision Ratio is defined as the quotient between (i) the number of Upward
Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

                                                                             36

The Deutsche Bank Islamic US EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	36

Deutsche Bank Islamic Europe EquityBuilder Total Return Index

DEUTSCHE BANK ISLAMIC EUROPE EQUITYBUILDER TOTAL RETURN INDEX

The Islamic Europe EquityBuilder Total Return Index intends to reflect the equal-weighted total return performance of 20 stocks with a high Estimate
Revision Ratio selected from the Dow Jones Islamic Europe Large Cap Index. The
Estimate Revision Ratio is defined as the quotient between (i) the number of
Upward Revisions per share on the reference selection date minus the number of
Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date. There is a country restriction so that no more than five shares from the same country will constitute the Index.

                                                                             37

The Deutsche Bank Islamic Europe EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance

Source: Bloomberg or Deutsche Bank AG/London	37

Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index

DEUTSCHE BANK ISLAMIC ASIA PACIFIC EQUITYBUILDER TOTAL RETURN INDEX

The Islamic Asia Pacific EquityBuilder Index intends to reflect the total return performance of 20 stocks with a high Estimate Revision Ratio selected from the Dow Jones Islamic Asia Pacific Large Cap Index. The Estimate Revision
Ratio is defined as the quotient between (i) the number of Upward Revisions per share on the reference selection date minus the number of Downwards Revisions per share on the reference selection date and (ii) the number of Estimates per share on the reference selection date.

                                                                             38

The Deutsche Bank Islamic Asia Pacific EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	38

Deutsche Bank Islamic Global EquityBuilder Total Return Index

DEUTSCHE BANK ISLAMIC GLOBAL EQUITYBUILDER TOTAL RETURN INDEX

The Islamic Global EquityBuilder Total Return Index intends to reflect the total return performance of a weighted combination of the Europe, US and Asia
Pacific Islamic EquityBuilder Indices.

                                                                             39

The Deutsche Bank Islamic Global EquityBuilder Total Return Index was launched on November 01, 2002 and has no prior operating history. All pro-forma performance data shown prior to the inception date is simulated and was calculated by means of retroactive application of the Index model. Past performance is no guarantee of future performance.

Source: Bloomberg or Deutsche Bank AG/London	39

Appendix A - Bloomberg CodesITTED]

Index                           Bloomberg:   Reuters:        Benchmark 1
CROCI US+                       CROCI        .CROCI          S&P 500 (TR)
CROCI US Plus II                DBUSCPII                     S&P 500 (TR)
CROCI Euro+                     CRCEU        .CRCEU          EuroSTOXX 50  (TR)
CROCI Euro II                   DBEECRII                     EuroSTOXX 50  (TR)
CROCI Japan+                    CRCJP        .CRCJP          TOPIX 100 (TR)
CROCI Japan II                  DBAPCRII                     TOPIX 100 (TR)
US Growth                       DBUSUSG      .DBEIUSG        S&P 500/Citigroup Growth (TR)
US Value                        DBUSUSV      .DBEIUSV        S&P 500/Citigroup Value (TR)
Euro Growth                     DBEEEUGR     .DBEIEUGR       DJES LC Growth Euro (TR)
Euro Value                      DBEEEUVA     .DBEIEUVA       DJES LC Value Euro (TR)
UK Growth                       DBEEUKGT     .DBUKGT         FTSE 100 (TR)
UK Value                        DBEEUKVT     .DBUKVT         FTSE 100 (TR)
Japan Growth                    DBAPJGT      .DBJGT          TOPIX 100 (TR)
Japan Value                     DBAPJVT      .DBJVT          TOPIX 100 (TR)
S&P X-Alpha TR                  SPXADT       .SPXADT         MSCI World (TR)
S&P X-Alpha ER                  SPXADE       .SPXADE         MSCI World (TR)
X-Alpha TR                      DBGLXAT                      MSCI World (TR)
X-Alpha ER                      DBGLXAE                      MSCI World (TR)
ImpAct Dollar Equity
  Volatility Index              DBVEUSDB     .DBVEUSDB       S&P 500 (TR)
Liquid Alpha USD 5 TR           DBLAUT5J     .DBLAUT5J       MSCI World (TR)
Liquid Alpha USD 5 ER           DBLAUE5J     .DBLAUE5J       MSCI World (TR)
US ValueGrowth Select           DBUSUSVG     .DBUSVG         S&P 500 (TR)
ValueGrowth Select              DBEEVGS      .DBVGS          S&P 500 (TR)
Global Yield US TR              DBUSGYTR     .DBGYUSTR       S&P 500 (TR)
Global Yield Euro TR            DBEEGYTR     .DBGYEUTR       EuroSTOXX 50 (TR)
Global Yield AP TR              DBAPGYTR     .DBGYAPTR       MSCI Asia Pacific (TR)
E-REV Europe TR                 DBEEERET     .DBEEERET       EuroSTOXX 50 (TR)
E-REV Japan TR                  DBAPERJT     .DBERJT         TOPIX 100 (TR)
SectorLeader TR                 DBEESLE      .DSLE           DJ STOXX 600 (TR)
ChinaOpportunity TR USD         DBAPCOU      .DBCOUS         HANG SENG China Ent (TR)
                                                              (USD) HSI 21 (USD)
Islamic US EquityBuilder        DBUSIU       .DBEIIUEP       DJ Islamic Mkt US LCAP (TR)
Islamic Europe EquityBuilder    DBEEIE       .DBEIIEEP       DJ Islamic Mkt EUR LCAP (TR)
Islamic Asia Pacific
  EquityBuilder                 DBAPIAEP     .DBEIIAEP       DJ Islamic Mkt ASIA/PAC (TR)
Islamic Global EquityBuilder    DBGLIGEP     .DBEIIGEP       DJ Islamic Mkt World LCAP (TR)

                                Bloomberg:   Benchmark 2                            Bloomberg:
                                SPTR         S&P 500/Citigroup Value (TR)           SPTRSVX
                                SPTR         S&P 500/Citigroup Value (TR)           SPTRSVX
                                SX5T         MSCI EMU (TR)                          NDDUEMU (EUR)
                                SX5T         MSCI EMU (TR)                          NDDUEMU (EUR)
                                TPXD100      MSCI Japan (TR)                        NDDUJN (JPY)
                                TPXD100      MSCI Japan (TR)                        NDDUJN (JPY)
                                SPTRSGX      S&P 500 (TR)                           SPTR
                                SPTRSVX      S&P 500 (TR)                           SPTR
                                SLGT         DJES Large Euro (TR)                   LCXT
                                SLVE         DJES Large Euro (TR)                   LCXT
                                FTPTT100     MSCI UK Growth (TR)                    NLDGUK
                                FTPTT100     MSCI UK Value (TR)                     NDLVUK
                                TPXD100      MSCI Japan Growth (TR)                 NAGLJN
                                TPXD100      MSCI Japan Value (TR)                  NAVLJN
                                NDDUWI       HFRX US Equity Market Neutral (TR)     HFRXEMN
                                NDDUWI       HFRX US Equity Market Neutral (TR)     HFRXEMN
                                NDDUWI       HFRX US Equity Market Neutral (TR)     HFRXEMN
                                NDDUWI       HFRX US Equity Market Neutral (TR)     HFRXEMN
                                SPTR         iBoxx USD Treasury (TR)                ITRROV
                                NDDUWI       iBoxx USD Treasury (TR)                ITRROV
                                NDDUWI       iBoxx USD Treasury (TR)                ITRROV
                                SPX
                                SPTR
                                SPTR         DJ High Yield Select 10 (TR)           MUTR
                                SX5T
                                NDUEACAP
                                SX5T
                                TPXD100
                                SXXR
                                IMUSL        DJ Islamic Market US (TR)              IMUS
                                DJIEUL       DJ Islamic Europe (TR)                 IMEU
                                DJIAP        DJ Islamic Market APAC LCAP (TR)       DJIAPL
                                DJILRG       DJ Islamic Market (TR)                 DJIM

                                                                              40

Source: Bloomberg or Deutsche Bank AG/London	40

Additional information is available from your Deutsche Bank sales representative. In addition to this GME Indices Review, the CROCI Indices Review, X-Alpha Monthly Reports and Liquid Alpha Monthly Reports are available upon request.

Disclaimer

This document is intended for discussion purposes only and does not create any legally binding obligations on the part of Deutsche Bank AG and/or its affiliates (“DB”). Without limitation, this document does not constitute an offer, an invitation to offer or a recommendation to enter into any transaction. When making an investment decision, you should rely solely on the final documentation relating to the transaction and not the summary contained herein. DB is not acting as your financial adviser or in any other fiduciary capacity with respect to this proposed transaction. The transaction(s) or products(s) mentioned herein may not be appropriate for all investors and before entering into any transaction you should take steps to ensure that you fully understand the transaction and have made an independent assessment of the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such transaction. For general information regarding the nature and risks of the proposed transaction and types of financial instruments please go to www.globalmarkets.db.com/riskdisclosures. You should also consider seeking advice from your own advisers in making this assessment. If you decide to enter into a transaction with DB, you do so in reliance on your own judgment. Assumptions, estimates and opinions contained in this document constitute our judgment as of the date of the document and are subject to change without notice. Any projections are based on a number of assumptions as to market conditions and there can be no guarantee that any projected results will be achieved. Past performance is not a guarantee of future results. This material was prepared by a Sales or Trading function within DB, and was not produced, reviewed or edited by the Research Department. Any opinions expressed herein may differ from the opinions expressed by other DB departments including the Research Department. Sales and Trading functions are subject to additional potential conflicts of interest which the Research Department does not face. DB may engage in transactions in a manner inconsistent with the views discussed herein. DB trades or may trade as principal in the instruments (or related derivatives), and may have proprietary positions in the instruments (or related derivatives) discussed herein. DB may make a market in the instruments (or related derivatives) discussed herein. Sales and Trading personnel are compensated in part based on the volume of transactions effected by them. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law. You may not distribute this document, in whole or in part, without our express written permission. DB is authorized under German Banking Law (competent authority: BaFin - Federal Financial Supervising Authority) and regulated by the Financial Services Authority for the conduct of UK business.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication may relate. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the relevant offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll- free 1-800-311-4409.

For further information or for a copy of the monthly report, please contact:
Quantitative Products Structuring (QPS) at 212 250 8866

Past performance is not indicative of future results.
Source: Bloomberg or Deutsche Bank AG/London	41